                                                                 EXHIBIT 4.1

          ------------------------------------------------------------





                            HOLLYWOOD THEATERS, INC.

                                                                       As Issuer

                                      and

                          The Guarantors Named Herein

                                                                   As Guarantors


                                       TO



                       U.S. Trust Company of Texas, N.A.

                                                                      As Trustee



                                ----------------

                                   Indenture

                           Dated as of August 7, 1997

                                ----------------


                                  $110,000,000


              10 5/8% Senior Subordinated Notes due August 1, 2007


          ------------------------------------------------------------

                     .....................................

               Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of August 7, 1997


Trust Indenture                                               Indenture
  Act Section                                                  Section
---------------                                               ---------
Section  310   (a)(1)    ...............................     609
               (a)(2)    ...............................     609
               (a)(3)    ...............................     Not
                                                             Applicable
               (a)(4)    ...............................     Not
                                                             Applicable
               (b)       ...............................     608
                                                             610
Section  311   (a)       ...............................     613(a)
               (b)       ...............................     613(b)
               (b)(2)    ...............................     703(a)(2)
                                                             703(b)
Section  312   (a)       ...............................     701
                                                             702(a)
               (b)       ...............................     702(b)
               (c)       ...............................     702(c)
Section  313   (a)       ...............................     703(a)
               (b)       ...............................     703(b)
               (c)       ...............................     703(a)
                                                             703(b)
               (d)       ...............................     703(c)
Section  314   (a)       ...............................     704
               (b)       ...............................     Not
                                                             Applicable
               (c)(1)    ...............................     102
               (c)(2)    ...............................     102
               (c)(3)    ...............................     Not
                                                             Applicable
               (d)       ...............................     Not
                                                             Applicable
               (e)       ...............................     102
Section  315   (a)       ...............................     601(a)
               (b)       ...............................     602


Trust Indenture                                                 Indenture
  Act Section                                                    Section
---------------                                                 ---------
                                                              703(a)(6)
               (c)          ...............................   601(b)
               (d)          ...............................   601(c)
               (d)(1)       ...............................   601(a)(1)
               (d)(2)       ...............................   601(c)(2)
               (d)(3)       ...............................   601(c)(3)
               (e)          ...............................   514
Section  316   (a)          ...............................   101
               (a)(1)(A)    ...............................   502
                                                              512
               (a)(1)(B)    ...............................   513
               (a)(2)       ...............................   Not
                                                              Applicable
               (b)          ...............................   508
Section  317   (a)(1)       ...............................   503
               (a)(2)       ...............................   504
               (b)          ...............................   1003
Section  318   (a)          ...............................   107

--------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Parties           . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
Recitals of the Company and the Guarantors  . . . . . . . . . . . . . . .  1

                                   ARTICLE ONE

                       Definitions and Other Provisions of
                               General Application

SECTION 101.     Definitions:

                 Acquired Debt  . . . . . . . . . . . . . . . . . . . . .  3
                 Act  . . . . . . . . . . . . . . . . . . . . . . . . . .  3
                 Affiliate  . . . . . . . . . . . . . . . . . . . . . . .  3
                 Agent Member . . . . . . . . . . . . . . . . . . . . . .  3
                 Applicable Procedures  . . . . . . . . . . . . . . . . .  4
                 Asset Disposition  . . . . . . . . . . . . . . . . . . .  3
                 Board of Directors . . . . . . . . . . . . . . . . . . .  5
                 Board Resolution . . . . . . . . . . . . . . . . . . . .  5
                 Business Day . . . . . . . . . . . . . . . . . . . . . .  5
                 Capital Lease Obligation . . . . . . . . . . . . . . . .  5
                 Capital Stock  . . . . . . . . . . . . . . . . . . . . .  5
                 Cash Equivalents . . . . . . . . . . . . . . . . . . . .  6
                 Cedel  . . . . . . . . . . . . . . . . . . . . . . . . .  6
                 Closing Date . . . . . . . . . . . . . . . . . . . . . .  6
                 Commission . . . . . . . . . . . . . . . . . . . . . . .  6
                 Common Stock . . . . . . . . . . . . . . . . . . . . . .  6
                 Company  . . . . . . . . . . . . . . . . . . . . . . . .  6
                 Company Request; Company Order . . . . . . . . . . . . .  7
                 Consolidated Cash Flow
                   Available for Fixed Charges  . . . . . . . . . . . . .  7
                 Consolidated Cash Flow Ratio . . . . . . . . . . . . . .  7
                 Consolidated Fixed Charges . . . . . . . . . . . . . . .  8
                 Consolidated Income Tax Expense  . . . . . . . . . . . .  8

___________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                          Page
                                                                          ----
                 Consolidated Interest Expense  . . . . . . . . . . . . .   8
                 Consolidated Net Income  . . . . . . . . . . . . . . . .   9
                 Consolidated Net Worth . . . . . . . . . . . . . . . . .  10
                 Consolidated Tangible Assets . . . . . . . . . . . . . .  10
                 Corporate Trust Office . . . . . . . . . . . . . . . . .  10
                 corporation  . . . . . . . . . . . . . . . . . . . . . .  10
                 Crown  . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Debt . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Depositary . . . . . . . . . . . . . . . . . . . . . . .  11
                 DTC  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Designated Senior Debt . . . . . . . . . . . . . . . . .  12
                 Euroclear  . . . . . . . . . . . . . . . . . . . . . . .  12
                 Event of Default . . . . . . . . . . . . . . . . . . . .  12
                 Exchange Act . . . . . . . . . . . . . . . . . . . . . .  12
                 Exchange and Registration Rights
                 Agreement  . . . . . . . . . . . . . . . . . . . . . . .  12
                 Exchange Notes . . . . . . . . . . . . . . . . . . . . .  12
                 Exchange Offer . . . . . . . . . . . . . . . . . . . . .  12
                 Exchange Registration Statement  . . . . . . . . . . . .  12
                 Global Note  . . . . . . . . . . . . . . . . . . . . . .  13
                 Guarantee  . . . . . . . . . . . . . . . . . . . . . . .  13
                 Guarantor Senior Debt  . . . . . . . . . . . . . . . . .  13
                 Guarantors . . . . . . . . . . . . . . . . . . . . . . .  14
                 Holder . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Holdings . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Initial Purchasers . . . . . . . . . . . . . . . . . . .  15
                 Incur  . . . . . . . . . . . . . . . . . . . . . . . . .  14
                 Indenture  . . . . . . . . . . . . . . . . . . . . . . .  14
                 Interest Payment Date  . . . . . . . . . . . . . . . . .  15
                 Interest Rate, Currency
                   or Commodity Price Agreement . . . . . . . . . . . . .  15
                 Investment . . . . . . . . . . . . . . . . . . . . . . .  15
                 Lien . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Maturity . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Moodys . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 Net Available Proceeds . . . . . . . . . . . . . . . . .  16
                 New Senior Bank Facility . . . . . . . . . . . . . . . .  17
                 Note Purchase Agreement  . . . . . . . . . . . . . . . .  13
                 Notes  . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 Offer to Purchase  . . . . . . . . . . . . . . . . . . .  17
                 Officers' Certificate  . . . . . . . . . . . . . . . . .  21

                                                                          Page
                                                                          ----
                 Opinion of Counsel . . . . . . . . . . . . . . . . . . .  21
                 Original Notes . . . . . . . . . . . . . . . . . . . . .  21
                 Outstanding  . . . . . . . . . . . . . . . . . . . . . .  21
                 Parent Guarantee . . . . . . . . . . . . . . . . . . . .  22
                 Paying Agent . . . . . . . . . . . . . . . . . . . . . .  22
                 Permitted Holder . . . . . . . . . . . . . . . . . . . .  22
                 Permitted Interest Rate, Currency
                   or Commodity Price Agreement   . . . . . . . . . . . .  22
                 Permitted Investments  . . . . . . . . . . . . . . . . .  23
                 Person . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Predecessor Note . . . . . . . . . . . . . . . . . . . .  24
                 Preferred Stock  . . . . . . . . . . . . . . . . . . . .  24
                 Public Equity Offering . . . . . . . . . . . . . . . . .  24
                 Qualifying Theater Assets  . . . . . . . . . . . . . . .  24
                 Receivables  . . . . . . . . . . . . . . . . . . . . . .  25
                 Receivables Sale . . . . . . . . . . . . . . . . . . . .  25
                 Redeemable Stock . . . . . . . . . . . . . . . . . . . .  25
                 Redemption Date  . . . . . . . . . . . . . . . . . . . .  25
                 Registration Default . . . . . . . . . . . . . . . . . .  25
                 Registration Default Period  . . . . . . . . . . . . . .  25
                 Regulation S . . . . . . . . . . . . . . . . . . . . . .  26
                 Regulation S Certificate . . . . . . . . . . . . . . . .  26
                 Regulation S Global Note . . . . . . . . . . . . . . . .  26
                 Regulation S Legend  . . . . . . . . . . . . . . . . . .  26
                 Regulation S Notes . . . . . . . . . . . . . . . . . . .  26
                 Related Person . . . . . . . . . . . . . . . . . . . . .  26
                 Responsible Officer  . . . . . . . . . . . . . . . . . .  26
                 Restricted Period  . . . . . . . . . . . . . . . . . . .  27
                 Restricted Notes . . . . . . . . . . . . . . . . . . . .  27
                 Restricted Notes Certificate . . . . . . . . . . . . . .  27
                 Restricted Notes Legend  . . . . . . . . . . . . . . . .  27
                 Restricted Subsidiary  . . . . . . . . . . . . . . . . .  27
                 Rule 144 . . . . . . . . . . . . . . . . . . . . . . . .  27
                 Rule 144A Securities . . . . . . . . . . . . . . . . . .  27
                 Rule 144A  . . . . . . . . . . . . . . . . . . . . . . .  27
                 S&P  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 Securities Act . . . . . . . . . . . . . . . . . . . . .  28
                 Securities Register  . . . . . . . . . . . . . . . . . .  28
                 Senior Debt  . . . . . . . . . . . . . . . . . . . . . .  28
                 Senior Subordinated Guarantees . . . . . . . . . . . . .  28
                 Shelf Registration Statement . . . . . . . . . . . . . .  29

                                                                          Page
                                                                          ----
                 Special Interest . . . . . . . . . . . . . . . . . . . .  29
                 Stated Maturity  . . . . . . . . . . . . . . . . . . . .  29
                 Subordinated Debt  . . . . . . . . . . . . . . . . . . .  29
                 Subsidiary . . . . . . . . . . . . . . . . . . . . . . .  30
                 Subsidiary Guarantees  . . . . . . . . . . . . . . . . .  30
                 Subsidiary Guarantors  . . . . . . . . . . . . . . . . .  30
                 Successor Note . . . . . . . . . . . . . . . . . . . . .  31
                 Temporary Cash Investments . . . . . . . . . . . . . . .  31
                 Trust Indenture Act  . . . . . . . . . . . . . . . . . .  32
                 Trustee  . . . . . . . . . . . . . . . . . . . . . . . .  32
                 U.S. Person  . . . . . . . . . . . . . . . . . . . . . .  32
                 Vice President . . . . . . . . . . . . . . . . . . . . .  33
                 Voting Stock . . . . . . . . . . . . . . . . . . . . . .  34
                 Wholly Owned Restricted Subsidiary . . . . . . . . . . .  34

SECTION 102.     Compliance Certificates and Opinions . . . . . . . . . .  34

SECTION 103.     Form of Documents Delivered
                    to Trustee  . . . . . . . . . . . . . . . . . . . . .  35

SECTION 104.     Acts of Holders; Record Date . . . . . . . . . . . . . .  36


SECTION 105.     Notices, Etc., to Trustee, Company
                    and Guarantors  . . . . . . . . . . . . . . . . . . .  38

SECTION 106.     Notice to Holders; Waiver  . . . . . . . . . . . . . . .  38

SECTION 107.     Conflict with Trust Indenture Act  . . . . . . . . . . .  39

SECTION 108.     Effect of Headings and
                    Table of Contents . . . . . . . . . . . . . . . . . .  40

SECTION 109.     Successors and Assigns . . . . . . . . . . . . . . . . .  40

SECTION 110.     Separability Clause  . . . . . . . . . . . . . . . . . .  40

SECTION 111.     Benefits of Indenture  . . . . . . . . . . . . . . . . .  40

SECTION 112.     Governing Law  . . . . . . . . . . . . . . . . . . . . .  40

                                                                          Page
                                                                          ----
SECTION 113.     Legal Holidays . . . . . . . . . . . . . . . . . . . . .  41


                                   ARTICLE TWO

                                 Security Forms

SECTION 201.     Forms Generally; Initial Forms
                    of Rule 144A and Regulation S Notes . . . . . . . . .  41

SECTION 202.     Form of Face of Note . . . . . . . . . . . . . . . . . .  43

SECTION 203.     Form of Reverse of Note  . . . . . . . . . . . . . . . .  48

SECTION 204.     Form of Trustee's
                    Certificate of Authentication . . . . . . . . . . . .  55

SECTION 205.     Form Senior Subordinated Guarantee . . . . . . . . . . .  55


                                  ARTICLE THREE

                                 The Securities

SECTION 301.     Title and Terms  . . . . . . . . . . . . . . . . . . . .  61

SECTION 302.     Denominations  . . . . . . . . . . . . . . . . . . . . .  62

SECTION 303.     Execution, Authentication,
                    Delivery and Dating . . . . . . . . . . . . . . . . .  62

SECTION 304.     Temporary Notes  . . . . . . . . . . . . . . . . . . . .  64

SECTION 305.     Global Notes . . . . . . . . . . . . . . . . . . . . . .  65

SECTION 306.     Registration, Registration of
                    Transfer and Exchange . . . . . . . . . . . . . . . .  67

SECTION 307.     Mutilated, Destroyed,
                    Lost and Stolen Notes . . . . . . . . . . . . . . . .  73

                                                                          Page
                                                                          ----
SECTION 308.  Payment of Interest;
                 Interest Rights Preserved  . . . . . . . . . . . . . . .  74

SECTION 309.  Persons Deemed Owners . . . . . . . . . . . . . . . . . . .  76

SECTION 310.  Cancellation  . . . . . . . . . . . . . . . . . . . . . . .  77

SECTION 311.  Computation of Interest . . . . . . . . . . . . . . . . . .  77


                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.  Satisfaction and
                Discharge of Indenture  . . . . . . . . . . . . . . . . .  78

SECTION 402.  Application of Trust Money  . . . . . . . . . . . . . . . .  80


                                  ARTICLE FIVE

                                    Remedies

SECTION 501.  Events of Default . . . . . . . . . . . . . . . . . . . . .  80

SECTION 502.  Acceleration of Maturity;
                Rescission and Annulment  . . . . . . . . . . . . . . . .  83

SECTION 503.  Collection of Indebtedness and
                Suits for Enforcement by
                Trustee . . . . . . . . . . . . . . . . . . . . . . . . .  85

SECTION 504.  Trustee May File Proofs of Claim  . . . . . . . . . . . . .  86

SECTION 505.  Trustee May Enforce Claims
                Without Possession of Notes . . . . . . . . . . . . . . .  87

SECTION 506.  Application of Money Collected  . . . . . . . . . . . . . .  87

SECTION 507.  Limitation on Suits . . . . . . . . . . . . . . . . . . . .  88

                                                                          Page
                                                                          ----
SECTION 508.  Unconditional Right of Holders to
                Receive Principal, Premium
                and Interest  . . . . . . . . . . . . . . . . . . . . . .  89

SECTION 509.  Restoration of Rights and Remedies  . . . . . . . . . . . .  89

SECTION 510.  Rights and Remedies Cumulative  . . . . . . . . . . . . . .  90

SECTION 511.  Delay or Omission Not Waiver  . . . . . . . . . . . . . . .  90

SECTION 512.  Control by Holders  . . . . . . . . . . . . . . . . . . . .  90

SECTION 513.  Waiver of Past Defaults . . . . . . . . . . . . . . . . . .  91

SECTION 514.  Undertaking for Costs . . . . . . . . . . . . . . . . . . .  91

SECTION 515.  Waiver of Stay or Extension Laws  . . . . . . . . . . . . .  92


                                   ARTICLE SIX

                                   The Trustee

SECTION 601.  Certain Duties and
                Responsibilities  . . . . . . . . . . . . . . . . . . . .  92

SECTION 602.  Notice of Defaults  . . . . . . . . . . . . . . . . . . . .  93

SECTION 603.  Certain Rights of Trustee . . . . . . . . . . . . . . . . .  93

SECTION 604.  Not Responsible for Recitals
                or Issuance of Securities . . . . . . . . . . . . . . . .  95

SECTION 605.  May Hold Notes  . . . . . . . . . . . . . . . . . . . . . .  95

SECTION 606.  Money Held in Trust . . . . . . . . . . . . . . . . . . . .  95

SECTION 607.  Compensation and Reimbursement  . . . . . . . . . . . . . .  96

                                                                          Page
                                                                          ----
SECTION 608.  Disqualification; Conflicting
                Interests . . . . . . . . . . . . . . . . . . . . . . . .  96

SECTION 609.  Corporate Trustee Required;
                Eligibility . . . . . . . . . . . . . . . . . . . . . . .  97

SECTION 610.  Resignation and Removal;
                Appointment of Successor  . . . . . . . . . . . . . . . .  97


SECTION 611.  Acceptance of Appointment by
                Successor . . . . . . . . . . . . . . . . . . . . . . . .  99

SECTION 612.  Merger, Conversion, Consolidation
                or Succession to Business . . . . . . . . . . . . . . . .  100

SECTION 613.  Preferential Collection of
                Claims Against Company  . . . . . . . . . . . . . . . . .  100



                                  ARTICLE SEVEN

                Holders' Lists and Reports by Trustee and Company


SECTION 701.  Company to Furnish Trustee Names
                and Addresses of Holders  . . . . . . . . . . . . . . . .  100

SECTION 702.  Preservation of Information;
                Communications to Holders . . . . . . . . . . . . . . . .  101

SECTION 703.  Reports by Trustee  . . . . . . . . . . . . . . . . . . . .  102

SECTION 704.  Reports by Company and the Guarantors . . . . . . . . . . .  102

SECTION 705.  Officers' Certificate with Respect
                to Change in Interest Rates . . . . . . . . . . . . . . .  102


                                                                          Page
                                                                          ----

                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.     Company May Consolidate, Etc.,
                   Only on Certain Terms  . . . . . . . . . . . . . . . .  103

SECTION 802.     Successor Substituted  . . . . . . . . . . . . . . . . .  104


                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901.     Supplemental Indentures Without
                   Consent of Holders . . . . . . . . . . . . . . . . . .  104

SECTION 902.     Supplemental Indentures with
                   Consent of Holders . . . . . . . . . . . . . . . . . .  106

SECTION 903.     Execution of Supplemental
                   Indentures . . . . . . . . . . . . . . . . . . . . . .  108

SECTION 904.     Effect of Supplemental Indentures  . . . . . . . . . . .  108

SECTION 905.     Conformity with Trust Indenture Act  . . . . . . . . . .  108

SECTION 906.     Reference in Notes to
                   Supplemental Indentures  . . . . . . . . . . . . . . .  108


                                   ARTICLE TEN

                                    Covenants

SECTION 1001.    Payment of Principal, Premium
                   and Interest . . . . . . . . . . . . . . . . . . . . .  109

SECTION 1002.    Maintenance of Office or Agency  . . . . . . . . . . . .  109

SECTION 1003.    Money for Note Payments to
                   be Held in Trust . . . . . . . . . . . . . . . . . . .  110

                                                                          Page
                                                                          ----
SECTION 1004.    Existence  . . . . . . . . . . . . . . . . . . . . . . .  112

SECTION 1005.    Maintenance of Properties  . . . . . . . . . . . . . . .  112

SECTION 1006.    Payment of Taxes and Other Claims  . . . . . . . . . . .  113

SECTION 1007.    Maintenance of Insurance . . . . . . . . . . . . . . . .  113

SECTION 1008.    Limitation on Consolidated Debt  . . . . . . . . . . . .  114

SECTION 1009.    Limitation on Senior Subordinated Debt . . . . . . . . .  118

SECTION 1010.    Limitation on Issuance of
                 Guarantees of Subordinated Debt  . . . . . . . . . . . .  118

SECTION 1011.    Limitation on Liens  . . . . . . . . . . . . . . . . . .  118

SECTION 1012.    Limitation on Restricted Payments  . . . . . . . . . . .  121

SECTION 1013.    Limitations on Dividends
                 and Other Payment Restrictions
                 Affecting Subsidiaries.  . . . . . . . . . . . . . . . .  124

SECTION 1014.    Limitation on Asset Disposition  . . . . . . . . . . . .  125

SECTION 1015.    Transactions with Affiliates and
                 Related Persons  . . . . . . . . . . . . . . . . . . . .  126

SECTION 1016.    Change of Control  . . . . . . . . . . . . . . . . . . .  127

SECTION 1017.    Provision of Financial Information . . . . . . . . . . .  128

SECTION 1018.    Unrestricted Securities  . . . . . . . . . . . . . . . .  129

SECTION 1019.    Statement by Officers as to
                   Default; Compliance Certificates . . . . . . . . . . .  130

SECTION 1020.    Waiver of Certain Covenants  . . . . . . . . . . . . . .  130

                                                                          Page
                                                                          ----
                                 ARTICLE ELEVEN

                               Redemption of Notes

SECTION 1101.    Right of Redemption  . . . . . . . . . . . . . . . . . .  131

SECTION 1102.    Applicability of Article . . . . . . . . . . . . . . . .  132

SECTION 1103.    Election to Redeem; Notice
                   to Trustee . . . . . . . . . . . . . . . . . . . . . .  132

SECTION 1104.    Selection by Trustee of
                   Notes to Be Redeemed . . . . . . . . . . . . . . . . .  133

SECTION 1105.    Notice of Redemption . . . . . . . . . . . . . . . . . .  133

SECTION 1106.    Deposit of Redemption Price  . . . . . . . . . . . . . .  134

SECTION 1107.    Notes Payable on Redemption Date . . . . . . . . . . . .  135

SECTION 1108.    Notes Redeemed in Part . . . . . . . . . . . . . . . . .  135


                                 ARTICLE TWELVE

                          Senior Subordinated Guarantee

SECTION 1201.    Senior Subordinated Guarantee  . . . . . . . . . . . . .  136

SECTION 1202.    Execution and Delivery
                 of Senior Subordinated Guarantee . . . . . . . . . . . .  140

SECTION 1203.    Subsidiary Guarantors
                 May Consolidate, Etc. on Certain Terms . . . . . . . . .  141

SECTION 1204.    Release of Guarantors  . . . . . . . . . . . . . . . . .  142

SECTION 1205.    Additional Guarantors  . . . . . . . . . . . . . . . . .  143

                                                                          Page
                                                                          ----

                                ARTICLE THIRTEEN

            Subordination of Notes and Senior Subordinated Guarantees

SECTION 1301.    Notes Subordinate to Senior Debt . . . . . . . . . . . .  144

SECTION 1302.    Payment Over of Proceeds Upon
                   Dissolution, Etc.  . . . . . . . . . . . . . . . . . .  144

SECTION 1303.    No Payment When Senior
                   Debt in Default  . . . . . . . . . . . . . . . . . . .  147

SECTION 1304.    Payment Permitted If No Default  . . . . . . . . . . . .  150

SECTION 1305.    Subrogation to Rights of Holders
                   of Senior Debt . . . . . . . . . . . . . . . . . . . .  151

SECTION 1306.    Provisions Solely to Define
                   Relative Rights  . . . . . . . . . . . . . . . . . . .  152

SECTION 1307.    Trustee to Effectuate
                   Subordination  . . . . . . . . . . . . . . . . . . . .  152

SECTION 1308.    No Waiver of Subordination
                   Provisions . . . . . . . . . . . . . . . . . . . . . .  153

SECTION 1309.    Notice to Trustee  . . . . . . . . . . . . . . . . . . .  153

SECTION 1310.    Reliance on Judicial Order or
                   Certificate of Liquidating
                   Agent  . . . . . . . . . . . . . . . . . . . . . . . .  154

SECTION 1311.    Trustee Not Fiduciary for Holders
                   of Senior Debt . . . . . . . . . . . . . . . . . . . .  155

SECTION 1312.    Rights of Trustee as Holder of
                   Senior Debt; Preservation of
                   Trustee's Rights . . . . . . . . . . . . . . . . . . .  155

SECTION 1313.    Article Applicable to Paying
                   Agents . . . . . . . . . . . . . . . . . . . . . . . .  156

                                                                          Page
                                                                          ----
SECTION 1314.    Defeasance of this Article
                   Twelve . . . . . . . . . . . . . . . . . . . . . . . .   156


                                ARTICLE FOURTEEN

                       Defeasance and Covenant Defeasance

SECTION 1401.    Company's Option to Effect
                   Defeasance or Covenant
                   Defeasance . . . . . . . . . . . . . . . . . . . . . .  156

SECTION 1402.    Defeasance and Discharge . . . . . . . . . . . . . . . .  157

SECTION 1403.    Covenant Defeasance  . . . . . . . . . . . . . . . . . .  157

SECTION 1404.    Conditions to Defeasance or
                   Covenant Defeasance  . . . . . . . . . . . . . . . . .  158

SECTION 1405.    Deposited Money and U.S. Government
                   Obligations to be Held in Trust;
                   Other Miscellaneous Provisions . . . . . . . . . . . .  163

SECTION 1406.    Reinstatement  . . . . . . . . . . . . . . . . . . . . .  164

TESTIMONIUM             . . . . . . . . . . . . . . . . . . . . . . . . .  165

SIGNATURES AND SEALS    . . . . . . . . . . . . . . . . . . . . . . . . .  165

ACKNOWLEDGMENTS         . . . . . . . . . . . . . . . . . . . . . . . . .  167


         INDENTURE, dated as of August 7, 1997, between Hollywood Theaters, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 2911 Turtle Creek Boulevard, Dallas, Texas 75219, each of the Guarantors (as hereinafter defined) and U.S. Trust Company of Texas, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                   RECITALS OF THE COMPANY AND THE GUARANTORS

         The Company has duly authorized the creation of an issue of its 10 5/8% Senior Subordinated Notes due August 1, 2007 (the "Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         Hollywood Theater Holdings, Inc. ("Holdings") owns beneficially and of record 100% of the Capital Stock of the Company; the Company, directly or indirectly, owns beneficially and of record 100% of the Capital Stock or other ownership interests, as the case may be, of Crown Theatre Corporation ("Crown"); Holdings, the Company and Crown are members of the same consolidated group of companies and are engaged in related businesses and Holdings and Crown, as Guarantors, will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each of the Guarantors has duly authorized the execution and delivery of this Indenture to provide for its Senior Subordinated Guarantees with respect to the Securities as set forth in this Indenture.

         All things necessary (i) to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, (ii) to make the Senior Subordinated Guarantees of each of the Guarantors, when executed by the respective Guarantors and endorsed on the Securities executed, authenticated and delivered hereunder, the valid obligations of the respective Guarantors, and

(iii) to make this Indenture a valid agreement of the Company and each of the Guarantors, all in accordance with their respective terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                  ARTICLE ONE

                        Definitions and Other Provisions
                             of General Application

SECTION 101.  Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at the date of such computation;

         (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles; and

         (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Six, are defined in that Article.

         "Acquired Debt" of any particular Person means Debt of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not Incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent Member" means any member of, or participant in, the Depositary.

         "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the

Depositary, Euroclear or Cedel, for such Note, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

         "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including any issuance or sale by a Restricted Subsidiary of Capital Stock of such Restricted Subsidiary, and including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person,
(ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $1.0 million or more. The term "Asset Disposition" shall not include (i) any sale and leaseback of Qualifying Theater Assets effected at fair market value, and (ii) any swap or exchange of Qualifying Theater Assets of the Company or its Subsidiaries for Qualifying Theater Assets of another Person, provided that if the fair market value of the assets exchanged by the Company or its Subsidiary exceeds the fair market value of the assets to be received, in each case as determined in good faith by the Board of Directors of the Company, such excess shall be subject to Section 1014 hereof.

         "Board of Directors" means either the board of directors of the Company or any Guarantor or any duly authorized committee of that board. Except as otherwise provided or unless context otherwise requires, each reference herein to the "Board of Directors" shall mean the Board of Directors of the Company.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Except as otherwise expressly provided or unless the context otherwise requires, each reference herein to a "Board Resolution" shall mean a Board Resolution of the Company.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

         "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million, with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations issued by any bank described in clause (ii) above with a term not to exceed 30 days; (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, in each case maturing within one year after the date of acquisition and (v) shares of any money market mutual fund, or similar fund, in each case having excess of $500 million, which invests predominantly in investments of the types describes in clauses (i) through (iv) above.

         "Cedel" means Cedel, S.A. (or any successor securities clearing agency).

         "Closing Date" means August 7, 1997.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its

Secretary or an Assistant Secretary and delivered to the Trustee.

         "Consolidated Cash Flow Available for Fixed Charges" means for any period the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus
(ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus (iv) all other non-cash items reducing Consolidated Net Income of the Company and its Restricted Subsidiaries, less all non-cash items increasing Consolidated Net Income of the Company and its Restricted Subsidiaries; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

         "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to (ii) Consolidated Fixed Charges of the Company and its Restricted Subsidiaries for such period; provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary since the beginning of such period that remains outstanding and to any Debt that is proposed to be Incurred by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred on the first day of such period and as if any Debt that (i) is or will no longer be outstanding as the result of the Incurrence of any such Debt or (ii) had been repaid or retired during such period had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense of the Company and its Restricted Subsidiaries attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

         "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Interest Expense and (ii) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

         "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

         "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements; (iv) Preferred Stock dividends of

Restricted Subsidiaries of the Company (other than with respect to Redeemable Stock) declared and paid or payable to persons other than the Company or any Restricted Subsidiary; (v) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries payable to persons other than the Company or any Restricted Subsidiary, whether or not declared or paid; (vi) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any rental obligation allocable to interest expense.

         "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a Subsidiary of the Company by such Person during such period, (c) gains or losses on Asset Dispositions by the Company or its Restricted Subsidiaries, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles and (f) the tax effect of any of the items described in clauses (a) through (e) above; provided, further, that for purposes of any determination pursuant to the provisions described under
Section 1012 hereof, there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary of the Company that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

         "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, adjustments following the date of this Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

         "Consolidated Tangible Assets" of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which is, at the date as of which this Indenture is dated, located at Suite 2700, 2001 Ross Avenue, Dallas, Texas 75201.

         "corporation" means a corporation, association, company, joint-stock company, partnership or business trust.

         "Crown" means Crown Theatre Corporation or any successor thereto.

         "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all Redeemable Stock issued by such Person, (viii) Preferred Stock of Restricted Subsidiaries of such Person held by Persons other than such Person or one of its Wholly Owned Restricted Subsidiaries, (ix) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person and (x) every obligation of the type referred to in clauses (i) through
(ix) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) thereof, excluding amounts representative of yield or interest earned on such investment and (b) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof.

         "Depositary" means, with respect to any Notes, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Notes (or any successor securities clearing agency so registered).

         "Designated Senior Debt" shall mean (i) the obligations of the Company under the New Senior Bank Facility and (ii) any other Senior Debt of the Company permitted under the Indenture the principal amount of which at original issuance is $25.0 million or more and that has been designated by the Company as Designated Senior Debt.

         "DTC" means The Depository Trust Company, a New York corporation.

         "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

         "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of August 7, 1997, among the Company, Goldman, Sachs & Co. and BancAmerica Securities, Inc., as representatives of the Initial Purchasers, and the Holders from time to time as provided therein, as such agreement may be amended from time to time.

         "Exchange Offer" means an offer made by the Company pursuant to the Exchange and Registration Rights Agreement under the effective registration statement under the Securities Act to exchange securities substantially identical to Outstanding Notes (except for the differences provided for herein) for Outstanding Notes.

         "Exchange Registration Statement" means a registration statement of the Company under the Securities Act registering Exchange Notes for distribution pursuant to the Exchange Offer.

         "Event of Default" has the meaning specified in Section 501.

         "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

         "Exchange Notes" means the Notes issued pursuant to the Exchange Offer and their Successor Notes.

         "Global Note" means a Note that is registered in the Security Register in the name of a Depositary or a nominee thereof.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or
(iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

         "Guarantor Designated Senior Debt" shall mean (i) the obligations of the Guarantor under the New Senior Bank Facility and (ii) any other Guarantor Senior Debt of the Guarantor permitted under the Indenture the principal amount of which at original issue is $25.0 million or more and that has been designated by each Guarantor as Guarantor Designated Senior Debt.

         "Guarantor Senior Debt" means (i) the principal of (and premium, if any) and interest on Debt of the Guarantor for money borrowed, whether incurred on or prior to the date of original issuance of the Notes or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt and (ii) Permitted Interest Rate Agreements and Permitted Currency Agreements entered into with respect to Debt described in clause (i) above; provided, however, that the following shall not constitute Guarantor Senior Debt: (1) any Debt as to which the terms of the instrument creating or evidencing the same provide that such Debt is not superior in right of payment to the applicable Senior Subordinated Guarantee, (2) any Debt which is subordinated in right of payment in any respect to any other Debt of the Company, (3) any Debt owed to a Person when such Person is a Subsidiary of the Company, (4) that portion of any Debt which is Incurred in violation of the Indenture and (5) Debt which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor.

         "Guarantors" means Holdings and the Subsidiary Guarantors.

         "Holder" means a Person in whose name a Note is registered in the Note Register.

         "Holdings" means Hollywood Theater Holdings, Inc. or any successor thereto.

         "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Initial Purchasers" means Goldman, Sachs & Co. and BancAmerica Securities, Inc., as purchasers of the Notes from the Company pursuant to the Note Purchase Agreement.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

         "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

         "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by any other Person, including any payment on a Guarantee of any obligation of such other Person.

         "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Moodys" means Moody's Investors Service, Inc.

         "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.

         "New Senior Bank Facility" means Reducing Revolving Credit Agreement between the Company and certain of its affiliates and Bank of America NT&SA, as agent, and the banks named therein, as it may be amended or restated from time to time, and any renewal, extension, refinancing, refunding or replacement thereof.

         "Note Purchase Agreement" means the Purchase Agreement, dated as of July 31, 1997, between the Company and the Initial Purchasers, Crown and Holdings, as such agreement may be amended from time to time.

         "Notes" means notes designated in the first paragraph of the RECITALS OF THE COMPANY.

         "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 1017 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),
(iii) if applicable, appropriate pro
forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

         (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

         (2) the Expiration Date and the Purchase Date;

         (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

         (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

         (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

         (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

         (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

         (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

         (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

         (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

         (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

         (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, and delivered to the Trustee. Unless the context otherwise requires, each reference herein to an "Officers' Certificate" shall mean an Officers' Certificate of the Company.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who is reasonably acceptable to the Trustee.

         "Original Notes" means all Notes other than Exchange Notes.

         "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture (including any Note represented by a Global Note), except:

         (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or a Guarantor) in trust or set aside and segregated in trust by the

    Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

         (iii) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         "Parent Guarantee" means the unconditional guarantee, on a senior subordinated basis, by Holdings of the due and punctual payment of principal (premium, if any,) and interest on the Notes, as provided pursuant to Article Twelve.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

         "Permitted Holder" means each of The Beacon Group III - Focus Value Fund, L.P., Stratford Capital Partners, L.P., Hoak Communications Fund and members of senior management of Holdings which have been such members for at least one year and beneficially own (withing the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) shares of Capital Stock of Holdings.

         "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

         "Permitted Investments" means (i) an Investment in the Company or a Restricted Subsidiary of the Company; (ii) an Investment in a Person, if such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary of the Company or be merged or consolidated with or into transfer or convey all or substantially all its assets to the Company or a Restricted Subsidiary of the Company; (iii) a Temporary Cash Investment; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with generally accepted accounting principles; (v) stock, obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary of the Company as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection, enforcement or agreement in lieu of foreclosure of any Lien in favor of the Company or a Restricted Subsidiary of the Company; (vi) refundable construction advances made with respect to the construction of properties of a nature or type that are used in a business or similar or related to the business of the Company or its Restricted Subsidiaries in the ordinary course of business; (vii) advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business;
(viii) Investments in the Notes; (ix) any consolidation or merger of a Wholly-Owned Restricted Subsidiary of the Company to the extent otherwise permitted under the Indenture; (x) Investments in Permitted Interest Rate Currency or Commodity Price Agreements and (xi) other Investments not to exceed $3.0 million.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Preferred Stock", of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company or

(if Holdings owns all the outstanding Common Stock of the Company) of Holdings pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the 15th of January or the 15th of July (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

         "Purchase Date", when used with respect to any offer to Purchase, means the date fixed for such purchase by or pursuant to this Indenture.

         "Qualifying Theater Assets" means all motion picture theaters (whether owned in fee or leased), all other motion picture theater assets, including, without limitation, theater furniture and fixtures, all real property acquired for the purpose of motion picture theater development or construction, and joint venture interests or partnership interests in Persons owning, leasing, developing or constructing motion picture theaters or principally engaged in the business of exhibiting motion pictures.

         "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

         "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

         "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes; provided that "Redeemable Stock" shall not include any Capital Stock that is payable at maturity, or upon required redemption or redemption at the option of the holder thereof, or that is automatically convertible or exchangeable, solely in or into Common Stock of such Person.

         "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Registration Default" means that (i) the Company has not filed the registration statement relating to the Exchange Offer (or, if applicable, the Resale Registration) within 60 days following the Closing or (ii) such registration statement has not become effective within 180 days following the Closing or (iii) the Exchange Offer has not been consummated within 30 business days after the effective date of the Exchange Offer Registration Statement or
(iv) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded immediately by an additional registration statement filed and declared effective.

         "Registration Default Period" means any period during which a Registration Default has occurred and is continuing.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Certificate" means a certificate substantially in the form set forth in Annex A.

         "Regulation S Global Note" has the meaning specified in Section 201.

         "Regulation S Legend" means a legend substantially in the form of the legend required in the form of Note set forth in Section 202 to be placed upon Regulation S Notes.

         "Regulation S Notes" means all Notes required pursuant to Section 306(c) to bear a Regulation S Legend.

         "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the Outstanding Common Stock of such Person (or in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Period" means the period of 40 consecutive days beginning on the later of (i) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and
(ii) the Closing Date.

         "Restricted Notes" means all Notes required pursuant to Section 306(c) to bear a Restricted Notes Legend. Such term includes the Restricted Global Notes.

         "Restricted Notes Certificate" means a certificate substantially in for form set forth in Annex B.

         "Restricted Notes Legend" means a legend substantially in the form of the legend required in the form of Note set forth in Section 202 to be placed upon a Restricted Note.

         "Restricted Subsidiary" means any Subsidiary, whether existing on or after the date of this Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

         "Rule 144" means Rule 144 under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144A Notes" means the Notes purchased by the Initial Purchasers from the Company pursuant to the Note Purchase Agreement, other than the Regulation S Notes.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

         "Securities Act" means the Securities Act of 1933, as it may be amended and any successor act thereto.
         "Security Register" and "Security Registrar" have the respective meanings specified in Section 306(a).

         "Senior Debt" means (i) the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of the Company for reimbursement, indemnities and fees relating to, the New Senior Bank Facility and (ii) the principal of (and premium, if any) and interest on Debt of the Company for money borrowed, whether Incurred on or prior to the date of original issuance of the Notes or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt and (iii) Permitted Interest Rate Agreements and Permitted Currency Agreements entered into with respect to Debt described in clauses (i) and (ii) above; provided, however, that the following shall not constitute Senior Debt: (1) any Debt as to which the terms of the instrument creating or evidencing the same provide that such Debt is not superior in right of payment to the Notes, (2) any Debt which is subordinated in right of payment in any respect to any other Debt of the Company, (3) Debt evidenced by the Notes, (4) any Debt owed to a Person when such Person is a Subsidiary of the Company, (5) any obligation of the Company arising from Redeemable Stock of the Company, (6) that portion of any Debt which is Incurred in violation of the Indenture and
(7) Debt which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

         "Senior Subordinated Guarantees" means the Parent Guarantee and the Subsidiary Guarantees.

         "Shelf Registration Statement" means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, the Exchange and Registration Rights Agreement, registering Original Notes for resale.

         "Special Interest Payments" has the meaning specified in the form of Notes set forth in Section 202.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by Trustee pursuant to Section 308.

         "Stated Maturity", when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

         "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and (iii) such Debt may not (x) provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in
Section 1016 hereof (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions described under Section 1016).

         "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

         "Subsidiary Guarantees" means the unconditional guarantees on a senior subordinated basis by the respective Subsidiary Guarantors of the due and punctual payment of principal, premium, if any, and interest on the Notes as provided pursuant to Article Twelve.

         "Subsidiary Guarantors", as of any time, each and all of the Restricted Subsidiaries at such time, and as of the date of this Indenture means Crown.

         "Successor Note" of any particular Note means every Note issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Temporary Cash Investments" means any Investment in the following kinds of instruments: (A) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America if, on the date of purchase or other acquisition of any such instrument by the Company or any Restricted Subsidiary of the Company, the remaining term to maturity or interest rate adjustment is not more than two years; (B) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that (1) such instrument has a final maturity not more than one year from the date of purchase thereof by the Company or any Restricted Subsidiary of the

Company and (2) such depository institution or trust company has at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date such institution's most recently published financial statements) in excess of $100 million and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, are rated in the highest rating category of both S&P and Moodys; (C) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment credit ratings of at least A-1 by S&P and P-1 by Moody's;
(D) money market mutual or similar funds having assets in excess of $100 million; (E) readily marketable debt obligations issued by any corporation, if at the time of the Company's or Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment (1) the remaining term to maturity is not more than two years and (2) such debt obligations are rated in one of the two highest rating categories of both S&P and Moody's; (F) demand or time deposit accounts used in the ordinary course of business with commercial banks the balances in which are at all times fully insured as to principal and interest by the Federal Deposit Insurance Corporation or any successor thereto; and (G) to the extent not otherwise included herein, Cash Equivalents. In the event that either S&P or Moody's ceases to publish ratings of the type provided herein, a replacement rating agency shall be selected by the Company with the consent of the Trustee, and in each case the rating of such replacement rating agency most nearly equivalent to the corresponding S&P or Moody's rating, as the case may be, shall be used for purposes hereof.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "U.S. Person" means (i) any individual resident in the United States,
(ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its assets), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the Trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated, and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" does not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

         "Vice President", when used with respect to the Company, any Guarantor or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.


SECTION 102.  Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.


SECTION 103.  Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion is based are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.


SECTION 104.  Acts of Holders; Record Date.

             (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

             (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.
         The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

             (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to
         Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

             (d) The ownership of Notes shall be proved by the Security
         Register.

             (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reli ance thereon, whether or not notation of such action is made upon such Note.


SECTION 105.  Notices, Etc., to Trustee, Company and Guarantors.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
    Attention: Corporate Trust, or

         (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 106.  Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.


SECTION 107.  Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act, then the Trust Indenture Act shall control. Whether or not this Indenture is required to be qualified under the Trust Indenture Act, the provisions of the Trust Indenture Act required to be included in an indenture in order for such indenture to be so qualified shall be deemed to be included in this Indenture with the same effect as if such provisions were set forth herein and any provisions hereof which may not be included in an indenture which is so qualified shall be deemed to be deleted or modified to the extent such provisions would be required to be deleted or modified in an indenture so qualified.


SECTION 108.  Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


SECTION 109.  Successors and Assigns.

         All covenants and agreements in this Indenture by the Company or any Guarantor shall bind its successors and assigns, whether so expressed or not.


SECTION 110.  Separability Clause.

         In case any provision in this Indenture or in the Notes or the Senior Subordinated Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


SECTION 111.  Benefits of Indenture.

         Nothing in this Indenture or in the Notes or the Senior Subordinated Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt (subject to Article Twelve hereof) and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.  GOVERNING LAW.

         THIS INDENTURE AND THE NOTES AND THE SENIOR SUBORDINATED GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


SECTION 113.  Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes or any Senior Subordinated Guarantee) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, or Purchase Date, or at the Stated Maturity, as the case may be, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be.


                                  ARTICLE TWO

                  Note and Senior Subordinated Guarantee Forms

SECTION 201.  Forms Generally; Initial Forms of Rule 144A and Regulation S
              Notes.

         The Notes, the Senior Subordinated Guarantees and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes or Senior Subordinated Guarantees, as evidenced by their execution of the Notes.

         The definitive Notes and Senior Subordinated Guarantees to be endorsed thereon shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes or Senior Subordinated Guarantees, as evidenced by their execution thereof.

         Upon their original issuance, Rule 144A Notes shall be issued in the form of one or more Global Notes without interest coupons registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, at its Corporate Trust Office, for credit by DTC to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct). Such Global Notes, together with their Successor Notes which are Global Notes other than the Restricted Global Note are collectively herein called the "Regulation S Global Note".

         Upon their original issuance, Regulation S Notes (herein called the "Regulation S Temporary Global Note") shall be issued in the form of a single temporary Global Note without coupons registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee at its Corporate Trust Office, as custodian for DTC, for credit to Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear, and Cedel to the respective accounts of beneficial owners of the Notes represented thereby (or such other accounts as they may direct) in accordance with the rules thereof.

         Beneficial interests in the Regulation S Temporary Global Note may only be held through Euroclear and Cedel until such interests are exchanged for corresponding interests in an unrestricted Global Note as provided in the next sentence. A holder of a beneficial interest in the Regulation S Temporary Global Note must provide written certification to Euroclear or CEDEL, as the case may be, that the beneficial owner of the interest in such Global Note is not a U.S. Person (an "Owner Securities Certification"), and Euroclear or CEDEL, as the case may be, must provide to the Trustee a similar certificate in the form set form in Annex C (a "Depositary Securities Certification"), prior to (i) the payment of interest with respect to such holder's beneficial interest in the Regulation S Temporary Global Note and (ii) any exchange of such beneficial interest for a beneficial interest in the Regulation S Global Note.

SECTION 202.  Form of Face of Note.

         [IF THE NOTE IS A RESTRICTED NOTE, THEN INSERT -- THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO INSTITUTIONAL ACCREDITED INVESTORS IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL OTHER APPLICABLE SECURITIES LAWS.

         THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

         THIS NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER UNLESS THE REGISTRAR OR TRANSFER AGENT IS SATISFIED THAT THE RESTRICTIONS ON TRANSFER SET FORTH ABOVE HAVE BEEN COMPLIED WITH, ALL AS PROVIDED IN THE INDENTURE.]

         [IF THE NOTE IS A GLOBAL NOTE, THEN INSERT -- THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF

A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

         [IF THE NOTE IS A GLOBAL NOTE AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT -- UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         [IF THE NOTE IS A REGULATION S NOTE, THEN INSERT -- THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 , AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OF BENEFIT OF, ANY U.S. PERSON, UNLESS THIS
NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

         [IF THE NOTE IS A REGULATION S TEMPORARY GLOBAL NOTE, THEN INSERT --THIS NOTE IS A REGULATION S TEMPORARY GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY NOT BE OFFERED OR SOLD TO A U.S. PERSON PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (AS DEFINED IN THE INDENTURE) EXCEPT IN CERTAIN LIMITED CIRCUMSTANCES IN ACCORDANCE WITH THE TERMS OF THE INDENTURE.]

                            HOLLYWOOD THEATERS, INC.
                   10 5/8% SENIOR SUBORDINATED NOTES DUE 2007

                     GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                   PREMIUM, IF ANY, AND INTEREST BY HOLLYWOOD
                       THEATER HOLDINGS, INC. AND CERTAIN
                    SUBSIDIARIES OF HOLLYWOOD THEATERS, INC.

[If Restricted Global Note - CUSIP No. 43626PAA6]
[If Regulation S Temporary Global Note - CUSIP No. [U4377PAA6]
[If Regulation S Global Note - ISIN No. [____________]]

No. __________                             $________

         Hollywood Theaters, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ______________ Dollars (such amount the "principal amount" of this Note) [IF THE NOTE IS A GLOBAL NOTE, THEN INSERT -- , or such other principal amount (which, when taken together with the principal amounts of all other Outstanding Notes, shall not exceed $110,000,000 in the aggregate at any time) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture,] on August 1, 2007 (subject to earlier redemption at the option of the Company) and to pay interest thereon from August 7, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 1998, at the rate of 10.625% per annum, until the principal hereof is paid or made available for payment; provided that, if any Registration Default occurs under the Exchange and Registration Rights Agreement, then the per annum interest rate on the Notes will increase for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate) at a per annum rate of 0.5% for the first 90-day period following the occurrence of such Registration Default, and by an additional 0.5% thereafter (up to a maximum of 1.0%), and provided, further, that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be payable on demand.

         The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date [IF THE NOTE IS AN ORIGINAL NOTE, THEN INSERT --, provided that any accrued and unpaid interest (including Special Interest Payments) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date]. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture.

         Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register; provided further that all payments of the principal (and premium, if any) and interest on Notes, the Holders of which have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions. Notwithstanding the foregoing, the final payment of principal shall be payable only upon surrender of this Note to the Paying Agent.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                        HOLLYWOOD THEATERS, INC.

[SEAL]


                                        By
                                          -----------------------------------

Attest:


------------------------------


SECTION 203.  Form of Reverse of Note.

         This Note is one of a duly authorized issue of Notes of the Company designated as its 10 5/8% Senior Subordinated Notes due August 1, 2007 (herein called the "Notes"), limited in aggregate principal amount to $110,000,000, issued and to be issued under an Indenture, dated as of August 7, 1997 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), among the Company, the Guarantors named therein and U.S. Trust Company of Texas, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes with the Senior Subordinated Guarantees endorsed thereon, are, and are to be, authenticated and delivered.

              The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after August 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date), if redeemed during the 12-month period beginning August 1 of the years indicated:





                                                         Redemption
                    Year                                   Price
                    ----                                 ----------
                    2002 ...............................  105.312%

                    2003 ...............................  103.542%

                    2004 ...............................  101.771%

                    2005 and thereafter ................  100.000%


              In addition, if on or before August 1, 2000 the Company receives net proceeds from the sale of its Common Stock or the Common Stock of Holdings in one or more Public Equity Offerings, the Company may, at its option use an amount equal to all or a portion of any such net proceeds to redeem Notes in an aggregate principal amount of up to 30% of the original aggregate principal amount of the Notes, provided, however, that Notes having a principal amount equal to at least 70% of the original aggregate principal amount of the Notes remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price of 110.625% of the principal amount of the Notes plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

              If less than all the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

              The Notes do not have the benefit of any sinking fund obligations.

              The Indenture provides that, subject to certain conditions, if
(i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Notes.

              In the event of redemption or purchase pursuant to an Offer to Purchase of this Note in part only, a new Note or Notes of like tenor for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

              If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

              The Indenture contains provisions for defeasance at any time of
(i) the entire indebtedness of this Note having been paid or discharged or (ii) certain restrictive covenants and Events of Default with respect to this Note having occurred, in each case upon compliance with certain conditions set forth therein.

              As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under the Indenture and this Note are Guaranteed, jointly and severally on a senior subordinated basis, pursuant to Senior Subordinated Guarantees endorsed hereon as provided in the Indenture. Each Holder, by holding this Note, agrees to all of the terms and provisions of said Senior Subordinated Guarantees. The Indenture provides that a Guarantor shall be released from its Senior Subordinated Guarantee upon compliance with certain conditions.

              The Notes and the Senior Subordinated Guarantees shall be subordinated in right of payment to Senior Debt of the Company and the Guarantors, respectively, as provided in the Indenture.

              The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Notes under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

              As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Notes at the time Outstanding a direction inconsistent with such request and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium (if any) or interest hereon on or after the respective due dates expressed herein (or, in the case of redemption, on or after the Redemption Date or, in the case of any purchase of this Note required to be made pursuant to an Offer to Purchase, on the Purchase Date).

              No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

              The Notes are issuable only in registered form without coupons in denominations of $1,000 principal amount and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

              No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

              Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors or the Trustee may treat the Person in whose name this
Note is registered as the owner hereof for all purposes (subject to the provisions hereof with respect to determination of the Person to whom interest is payable), whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

              Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-month days.

              All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

              THE INDENTURE, THIS NOTE AND THE SENIOR SUBORDINATED GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 1014 or 1016 of the Indenture, check the box:

                                      [ ]

              If you want to elect to have only a part of this Note purchased by the Company pursuant to Section 1014 or 1016 of the Indenture, state the principal amount of this Note you want to elect to have so purchased by the
Company:  $___________

Dated:                 Your Signature:
      ----------------                -------------------------
                                       (Sign exactly as name
                                        appears on the other
                                        side of this Note)


Signature Guarantee:
                     ---------------------------------------------------------
                     Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SECTION 204.  Form of Trustee's Certificate of
              Authentication.

              This is one of the Notes with the Senior Subordinated Guarantees referred to in the within-mentioned Indenture.


                                                  ------------------------------
                                                         as Trustee


                                                  By
                                                     ---------------------------
                                                     Authorized Officer


SECTION 205.  Form of Senior Subordinated Guarantee.

                         SENIOR SUBORDINATED GUARANTEE

              For value received, each of the Guarantors named (or deemed herein to be named) below hereby jointly and severally unconditionally guarantees, on a senior subordinated basis to the Holder of the Note upon which this Senior Subordinated Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, each of the Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

              The Senior Subordinated Guarantee of each Guarantor shall be subordinated in right of payment to the Senior Debt of such Guarantor as provided in the Indenture.

              Each of the Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Note or the Indenture, the absence of any action to enforce the same, any creation, exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of, all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes, any waiver or consent by the Holder of such Note or by the Trustee or either of them with respect to any provisions thereof or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Senior Subordinated Guarantee will not be discharged except by complete performance of the obligations contained in such Note and in this Senior Subordinated Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against each of the Guarantors to enforce this Senior Subordinated Guarantee without first proceeding against the Company. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

              No reference herein to the Indenture and no provision of this Senior Subordinated Guarantee or of the Indenture shall alter or impair the Senior Subordinated Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Note upon which this Senior Subordinated Guarantee is endorsed.

              Each Guarantor shall be subrogated to all rights of the Holder of such Note against the Company in respect of any amounts paid by such Guarantor on account of such Note pursuant to the provisions of its Senior Subordinated Guarantee or the Indenture; provided, however, that such Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on this Note and all other Notes issued under the Indenture shall have been paid in full.

              This Senior Subordinated Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

              The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Senior Subordinated Guarantee.

              The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Senior Subordinated Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Senior Subordinated Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net worth of each Guarantor.

              The Guarantors or any particular Guarantor shall be released from this Senior Subordinated Guarantee upon the terms and subject to certain conditions provided in the Indenture.

              By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Guarantor after the date of the Indenture will be deemed to have executed and delivered this Senior Subordinated Guarantee for the benefit of the Holder of the Note upon which this Senior Subordinated Guarantee is endorsed, with the same effect as if such Guarantor was named below and had executed and delivered this Senior Subordinated Guarantee.

              All terms used in this Senior Subordinated Guarantee which are defined in the Indenture referred to in the Note upon which this Senior Subordinated Guarantee is endorsed shall have the meanings assigned to them in such Indenture.

              This Senior Subordinated Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Senior Subordinated Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.

              Reference is made to Article Twelve of the Indenture for further provisions with respect to this Senior Subordinated Guarantee.

              THIS SENIOR SUBORDINATED GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

              IN WITNESS WHEREOF, each of the Guarantors has caused this Senior Subordinated Guarantee to be duly executed.


                                   Hollywood Theater Holdings, Inc.,
                                   As Guarantor


                                   By:
                                       ------------------------------
                                                [Officer]


Attest:



------------------------------
         [Secretary]
    [Assistant Secretary]


                                   Crown Theatre Corporation
                                   As Guarantor



                                   By:
                                       ------------------------------
                                                [Officer]


Attest:



------------------------------
         [Secretary]
    [Assistant Secretary]

                                 ARTICLE THREE

                                   The Notes

SECTION 301.  Title and Terms.

              The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $110,000,000 except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1108 or in connection with an Offer to Purchase pursuant to Sections 1014 and 1016.

              The Notes shall be known and designated as the "10_% Senior Subordinated Notes due August 1, 2007" of the Company. Their Stated Maturity shall be August 1, 2007 and they shall bear interest at the rate of 10_% per annum, from August 7, 1997 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on February 1 and August 1, commencing February 1, 1998, until the principal thereof is paid or made available for payment provided, if any Registration Default occurs under the Exchange and Registration Rights Agreement, then the per annum interest rate on the applicable will increase for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate) by a per annum rate of 0.5% for the first 90-day period following the occurrence of such Registration Default, and by an additional 0.5% thereafter (up to a maximum of 1.0%).

              The principal of (and premium, if any) and interest on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register.

              The Notes shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1014 and 1016.

              The Notes shall be redeemable as provided in Article Eleven.

              The Notes shall be Guaranteed by the Guarantors as provided in Article Twelve.

              The Notes and each of the Senior Subordinated Guarantees shall be subordinated in right of payment to Senior Debt of the Company and each of the Guarantors respectively, as provided in Article Thirteen.

              The Notes shall be subject to defeasance at the option of the Company as provided in Article Fourteen.

              Unless the context otherwise requires, the Origi nal Notes and the Exchange Notes shall constitute one series for all purposes under the Indenture, including with respect to any amendment, waiver, acceleration or other Act of Holders, redemption or Offer to Purchase.


SECTION 302.  Denominations.

              The Notes shall be issuable only in registered form without coupons and only in denominations of $1000 and integral multiples thereof.


SECTION 303.  Execution, Authentication, Delivery and Dating.

              The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

              Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

              At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company and having endorsed (by attachment or imprint) thereon the Senior Subordinated Guarantees executed as provided in Article Twelve by the Guarantors to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes with such Senior Subordinated Guarantees endorsed thereon; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes with such Senior Subordinated Guarantees endorsed thereon as in this Indenture provided and not otherwise.

              At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Notes executed by the Company, and having endorsed thereon the Senior Subordinated Guarantees executed under Article Twelve by the Guarantors, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Notes and a like principal amount of Original Notes for cancellation in accordance with Article Fourteen of this Indenture, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes, with the Senior Subordinated Guarantees endorsed thereon. Prior to authenticating such Exchange Notes, and accepting any additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, if requested, and (subject to Section
601) shall be fully protected in relying upon, an Opinion of Counsel stating in substance that all conditions hereunder precedent to the authentication and delivery of such Exchange Notes with the Senior Subordinated Guarantees of the Guarantors endorsed thereon have been complied with and that such Exchange Notes and the Senior Subordinated Guarantees of the Guarantors endorsed thereon, when such Notes have been duly authenticated and delivered by the Trustee (and subject to any other conditions specified in such Opinion of Counsel), have been duly issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

              Each Note shall be dated the date of its authentication.

              No Note or Senior Subordinated Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and that each Senior Subordinated Guarantee endorsed thereon has been duly endorsed thereon and delivered hereunder.

SECTION 304.  Temporary Notes.

              Pending the preparation of definitive Notes and Senior Subordinated Guarantees, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes with temporary Senior Subordinated Guarantees endorsed thereon, which Notes and Senior Subordinated Guarantees are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes and Senior Subordinated Guarantees, respectively, in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes and Senior

Subordinated Guarantees may determine, as evidenced by their execution thereof.

              If temporary Notes are issued, the Company will cause definitive Notes and Senior Subordinated Guarantees to be prepared without unreasonable delay. After the preparation of definitive Notes and Senior Subordinated Guarantees, the temporary Notes shall be exchangeable for definitive Notes with definitive Senior Subordinated Guarantees endorsed thereon, upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations having endorsed thereon definitive Senior Subordinated Guarantees executed by the Guarantors. Until so exchanged the temporary Notes and Senior Subordinated Guarantees shall in all respects be entitled to the same benefits under this Indenture as definitive Notes and Senior Subordinated Guarantees, respectively.

SECTION 305.  Global Notes.

              (a) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Note or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

              (b) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor

Depositary, (ii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Notes in certificated form and that all Global Notes shall be exchanged in whole for Securities that are not Global Notes (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default with respect to the Note.

              (c) If any Global Note is to be exchanged for other Notes or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Note is to be exchanged for other Notes or cancelled in part, or if another Note is to be exchanged in whole or in part for a beneficial interest in any Global Note, then either (i) such Global Note shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Note to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Note, the Trustee shall, subject to Section 306(c) and as otherwise provided in this Article Three, authenticate and deliver any Notes issuable in exchange for such Global Note (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Notes that are not in the form of Global Notes. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

              (d) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depositary for such Global Note or a nominee thereof.

              (e) The Depositary or its nominee, as registered owner of a Global Note, shall be the Holder of such Global Note for all purposes under the Indenture, the Notes and the Senior Subordinated Guarantees, and owners of beneficial interests in a Global Note shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Note will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

SECTION 306. Registration, Registration of Transfer and Exchange Generally; Restrictions on Transfer and Exchange; Securities Act Legends.

              (a) Registration, Registration of Transfer and Exchange Generally. The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers and exchanges of Notes. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Notes and transfers and exchanges of Notes as herein provided.
Such Security Register shall distinguish between Original Notes and Exchange Notes.

              Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, each such new Note having endorsed thereon the Senior Subordinated Guarantee executed by each Guarantor.

              At the option of the Holder, and subject to the other provisions of this Section 306, Notes may be exchanged for other Notes of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, each such new Note having endorsed thereon the Senior Subordinated Guarantee executed by each Guarantor, upon surrender of the Notes to be exchanged at any such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

              All Notes and the Senior Subordinated Guarantees endorsed thereon issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company and the respective Guarantors, evidencing the same debt, and (except for the differences between Original Notes and Exchange Notes provided for herein) entitled to the same benefits under this Indenture, as the Notes and Senior Subordinated Guarantees endorsed thereon, respectively, surrendered upon such registration of transfer or exchange.

              Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

              No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 304, 1014, 1016 or 1108 not involving any transfer.

              The Company shall not be required (i) to issue, register the transfer of, or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1105 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (b) Certain Transfers and Exchanges. Notwith standing any other provision of this Indenture or the Notes, transfers and exchanges of Notes and beneficial interests in a Global Note of the kinds specified in this
Section 306(b) shall be made only in accordance with this Section 306(b).

                     (i) Restricted Global Note to Regulation S Temporary Global Note or Regulation S Global Note. If the owner of a beneficial interest in the Restricted Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Temporary Global Note (if before the expiration of the Restricted Period) or in the Regulation S Global Note (if thereafter), such transfer may be effected only in accordance with the provisions of this Clause (b)(i) subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Temporary Global Note or Regulation S Temporary Global Note or(as applicable) in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Restricted Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) a Regulation S Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Restricted Global Note or his attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to Clause (b)(iv) below, shall reduce the principal amount of the Restricted Global Note and increase the principal amount of the Regulation S Temporary Global Note or Regulation S Global Note (as applicable) by such specified principal amount as provided in Section 305(c).

                     (ii) Regulation S Temporary Global Note to Restricted Global Note. If the owner of a beneficial interest in the Regulation S Temporary Global Note wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Restricted Global Note, such transfer may be effected only in accordance with this Clause (b)(ii) and subject to the Applicable Procedures. Upon receipt by the Trustee, as Security Registrar, of (A) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Restricted Global Note in a specified principal amount be credited to a specified Agent Member's account and that a beneficial interest in the Regulation S Temporary Global Note in an equal principal amount be debited from another specified Agent Member's account and (B) a Restricted Notes Certificate, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Temporary Global Note or his attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Temporary Global Note and increase the principal amount of the Restricted Global Note by such specified principal amount as provided in
       Section 305(c).

                     (iii) Exchanges between Global Note and Non- Global Note. A beneficial interest in a Global Note may be exchanged for a Note that is not a Global Note as provided in Section 305, provided that, if such interest is a beneficial interest in the Restricted Global Note, or if such interest is a beneficial interest in the Regulation S Temporary Global Note, then such interest shall be exchanged for a Restricted Note (subject in each case to Section 306(c)).

                     (iv) Regulation S Temporary Global Note to be Held Through Euroclear or Cedel during Restricted Period. The Company shall use its best efforts to cause the Depositary to ensure that beneficial interests in the Regulation S Temporary Global Note may be held only in or through accounts maintained at the Depositary by Euroclear or Cedel (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this Clause (b)(iv) shall not prohibit any transfer or exchange of such an interest in accordance with Clause
       (b)(ii) above.

              (c) Securities Act Legends. Rule 144A Notes and their respective Successor Notes shall bear a Restricted Notes Legend, and Regulation S Notes and their Successor Notes shall bear a Regulation S Legend, subject to the following:

                     (i) subject to the following Clauses of this Section 306(c), a Note or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Note or any portion thereof shall bear the Securities Act Legend borne by such Global Note while represented thereby;

                     (ii) subject to the following Clauses of this Section 306(c), a new Note which is not a Global Note and is issued in exchange for another Note (including a Global Note) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Note, provided that, if such new Note is required pursuant to
       Section 306(b)(iii) to be issued in the form of a Restricted Note, it shall bear a

       Restricted Notes Legend and, if such new Note is so required to be issued in the form of a Regulation S Note, it shall bear a Regulation S Legend;

                     (iii)  Exchange Notes shall not bear a Securities Act
       Legend;

                     (iv) at any time after the Notes may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Notes Certificate, satisfactory to the Trustee and duly executed by the Holder of such legended Note or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Note in exchange for or in lieu of such other Note as provided in this Article Three;

                     (v) a new Note which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Note (other than a Global Note) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Note is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Note as provided in this Article Three; and

                     (vi)  notwithstanding the foregoing provisions of this
       Section 306(c), a Successor Note of a Note that does not bear a particular form of Securities Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Note is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Note bearing a Restricted Notes Legend in exchange for such Successor Note as provided in this Article Three.


SECTION 307.  Mutilated, Destroyed, Lost and Stolen Notes.

              If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount, having endorsed thereon the Senior Subordinated Guarantees extended by the Guarantors and bearing a number not contemporaneously outstanding.

              If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by either of them to save each of them, each Guarantor, and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, having endorsed thereon the Senior Subordinated Guarantees extended by the Guarantors and bearing a number not contemporaneously outstanding.

              In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

              Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

              Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note and each Senior Subordinated Guarantee endorsed thereon shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes and Senior Subordinated Guarantees, respectively duly issued hereunder.

              The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.


SECTION 308.  Payment of Interest; Interest Rights Preserved.

              Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

              Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

              (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, which date shall not be less than 60 days after receipt by the Trustee of the notice of the proposed payment and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

              (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

              Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.


SECTION 309.  Persons Deemed Owners.

              Prior to due presentment of a Note for registration of transfer, the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 308) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Guarantors, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

              None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Note in global form, nothing herein shall prevent the Company or the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Note in global form or impair, as between such Depositary and owners of beneficial interests in such Note in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Note in global form.

SECTION 310.  Cancellation.

              All Notes surrendered for payment, redemption, registration of transfer or exchange or any Offer to Purchase pursuant to Section 1014 or 1016 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, together with the Senior Subordinated Guarantees endorsed thereon, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall, together with the Senior Subordinated Guarantees endorsed thereon, be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee, together with the Senior Subordinated Guarantees endorsed thereon, shall be disposed of as directed by a Company Order.


SECTION 311.  Computation of Interest.

              Interest on the Notes shall be computed on the basis of a 360 day year of twelve 30-day months.

                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401.  Satisfaction and Discharge of Indenture.

              This Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange and the Company's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payment of principal and interest on the Notes, (iv) rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the Holders of the Notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article Twelve hereof), when

              (1)    either

                     (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                     (B) all such Notes not theretofore delivered to the Trustee for cancellation

                            (i)  have become due and payable, or

                            (ii) will become due and payable at their Stated Maturity within one year, or

                            (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited irrevocably or caused to be deposited with the Trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

              (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company and the Guarantors; and

              (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.


SECTION 402.  Application of Trust Money.

              Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee but such money need not be segregated from other funds except to the extent required by law.


                                  ARTICLE FIVE

                                    Remedies

SECTION 501.  Events of Default.

              "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (1) failure to pay the principal of (or premium, if any, on) any Note at its Maturity; or

              (2) failure to pay any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

              (3) default, on the applicable Purchase Date, in the purchase of Notes required to be purchased by the Company pursuant to an Offer to Purchase as described in Section 1014 herein and Section 1016 herein when due and payable; or

              (4) failure to perform or comply with the provisions of Section 801; or

              (5) failure to perform any other covenant or agreement of the Company in this Indenture or Notes (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

              (6) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of $2.0 million individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due; or

              (7) a final judgment or judgments (not subject to appeal) for the payment of money are entered against the Company or any Restricted Subsidiary of the Company in an amount in excess of $2.0 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unstayed for a period of 60 days after the right to appeal all such judgments has expired; or

              (8)  the entry by a court having jurisdiction in the premises of
       (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Restricted Subsidiary of any substantial part of the property of the Company or any such Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

              (9) the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary of the Company, or the filing by the Company or any such Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary of the Company of any substantial part of the property of the Company or any Restricted Subsidiary of the Company, or the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Restricted Subsidiary in furtherance of any such action.


SECTION 502.  Acceleration of Maturity; Rescission
              and Annulment.

              If an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal and any accrued interest, if any, shall become immediately due and payable. If an Event of Default specified in Section 501(8) or (9) occurs, the principal and any accrued interest on the Notes then Outstanding shall ipso facto become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

              At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding

Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

              (1) the Company or any of the Guarantors has paid or deposited with the Trustee a sum sufficient to pay

                     (A)  all overdue interest on all Notes,

                     (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration (including any Notes required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Notes,

                     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Notes, and

                     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

       and

              (2) all Events of Default, other than the non-payment of the principal of Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503.  Collection of Indebtedness and Suits
              for Enforcement by Trustee.

              The Company covenants that if

              (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

              (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or, with respect to any Note required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Notes, if any, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

              If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

              If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.


SECTION 504.  Trustee May File Proofs of Claim.

              In case of any judicial proceeding relative to the Company, any Guarantor or any other obligor upon the Notes, or upon the property of the Company or its creditors or of any Guarantor or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 607.

              No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.

              All rights of action and claims under this Indenture or the Notes or any Senior Subordinated Guarantee may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.


SECTION 506.  Application of Money Collected.

              Subject to Article Twelve, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                     FIRST:  To the payment of all amounts due the Trustee
              under Section 607; and

                     SECOND: To the extent provided in Article Twelve, to the
              holders of Senior Debt in accordance with Article Twelve; and

                     THIRD:  To the payment of the amounts then due and unpaid
              for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively.


SECTION 507.  Limitation on Suits.

              No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

              (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

              (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

              (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

              (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

              (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.


SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

              Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 306) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Note, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.


SECTION 509.  Restoration of Rights and Remedies.

              If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.


SECTION 510.  Rights and Remedies Cumulative.

              Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.


SECTION 511.  Delay or Omission Not Waiver.

              No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


SECTION 512.  Control by Holders.

              The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

              (1) such direction shall not be in conflict with any rule of law or with this Indenture, and

              (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.  Waiver of Past Defaults.

              The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

              (1) in the payment of the principal of (or premium, if any) or interest on any Note (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

              (2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

              Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.


SECTION 514.  Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or any Guarantor.

SECTION 515.  Waiver of Stay or Extension Laws.

              Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  The Trustee

SECTION 601.  Certain Duties and Responsibilities.

              Except during the continuance of an Event of Default, the duties and responsibilities of the Trustee shall be as provided by the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.  Notice of Defaults.

              The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.


SECTION 603.  Certain Rights of Trustee.

              Subject to the provisions of Section 601:

              (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

              (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

              (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

              (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

              (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

              (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

SECTION 604.  Not Responsible for Recitals or Issuance of Notes.

              The recitals contained herein and in the Notes and the Senior Subordinated Guarantees except the Trustee's certificates of authentication, shall be taken as the statements of the Company or the Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or the Senior Subordinated Guarantees. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.


SECTION 605.  May Hold Notes.

              The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company, any Guarantor in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company any Guarantor with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.


SECTION 606.  Money Held in Trust.

              Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company or any Guarantor, as the case may be.


SECTION 607.  Compensation and Reimbursement.

              The Company agrees

              (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

              (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

              (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.


SECTION 608.  Disqualification; Conflicting Interests.

              If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.


SECTION 609.  Corporate Trustee Required; Eligibility.

              There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or is a member or subsidiary of a bank holding company system with aggregate combined capital and surplus of at least $50,000,000) and an office in the Borough of Manhattan, The City of New York.

If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.


SECTION 610.  Resignation and Removal; Appointment of Successor.

              (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

              (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

              (d)  If at any time:

              (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

              (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

              (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

              (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611.  Acceptance of Appointment by Successor.

              Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, the Guarantors and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company and the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

              No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.

              Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 613.  Preferential Collection of Claims Against Company.

              If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes or any Senior Subordinated Guarantee), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                 ARTICLE SEVEN

               Holders' Lists and Reports by Trustee and Company

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders.

              The Company will furnish or cause to be furnished to the Trustee

              (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

              (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Note Registrar.


SECTION 702.  Preservation of Information; Communications to Holders.

              (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

              (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

              (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Guarantors and the Trustee that neither the Company, the Guarantors nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.  Reports by Trustee.

              (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

              (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.

SECTION 704.  Reports by Company and the Guarantors.

              The Company and each of the Guarantors shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is so required to be filed with the Commission.

SECTION 705. Officers' Certificate with Respect to Change in Interest Rates.

              Within five days after the day on which any Special Interest begins accruing, and within five days after any Special Interest ceases to accrue, the Company shall deliver an Officers' Certificate to the Trustee stating the interest rate thereupon in effect for the Unregistered Notes (if any are Outstanding) and the date on which such rate became effective.


                                 ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease


SECTION 801.  Mergers, Consolidations and Certain Sales of Assets.

              The Company shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company and (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction; (4) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Indenture described in the first paragraph under Section 1008 hereof; or (5) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or acquisition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officer's Certificate, setting forth the manner of determination of the Consolidated Net Worth and the ability to Incur Debt in accordance with Clause (4) of Section 801, the Company or, if applicable, of the Successor Company as required pursuant to the foregoing.

SECTION 802.  Successor Substituted.

              Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company as an entirety in accordance with Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.


                                  ARTICLE NINE

                            Supplemental Indentures

SECTION 901.  Supplemental Indentures
              Without Consent of Holders.

              Without the consent of any Holders, the Company, when authorized by a Board Resolution of the Company, the Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

              (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

              (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

              (3)    to secure the Notes pursuant to the requirements of
       Section 1011 or otherwise; or

              (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

              (5) to cure any ambiguity or correct any mistake, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this Clause (4) shall not adversely affect the interests of the Holders in any material respect.

              (6)    to add new Guarantors pursuant to Section 1205.

              (7) to change or replace the existing Trustee with a new Trustee pursuant to Section 610.

SECTION 902.  Supplemental Indentures
              with Consent of Holders.

              With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution of the Company, the Guarantors, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the

Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

              (1) change the Stated Maturity of the principal of, or any instalment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

              (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

              (3) modify any of the provisions of this Section, Section 513 or Section 1020, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the

       Holder of each Outstanding Note affected thereby, or

              (4) modify any of the provisions of this Indenture relating to the subordination of the Notes in a manner adverse to the Holders, or

              (5) following the mailing of an Offer with respect to an Offer to Purchase pursuant to Sections 1014 and 1016, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner materially adverse to such Holder.

              It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


SECTION 903.  Execution of Supplemental Indentures.

              In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


SECTION 904.  Effect of Supplemental Indentures.

              Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every

Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.  Conformity with Trust Indenture Act.

              Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


SECTION 906.  Reference in Notes to
              Supplemental Indentures.

              Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.


                                  ARTICLE TEN

                                   Covenants

SECTION 1001. Payment of Principal, Premium and
              Interest.

              The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.


SECTION 1002. Maintenance of Office or Agency.

              The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where

Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Guarantor in respect of the Notes, the Senior Subordinated Guarantees and this Indenture may be served.
The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Guarantor hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

              The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


SECTION 1003. Money for Note
              Payments to be Held in Trust.

              The Company may change any Paying Agent without notice to any Holder. The Company hereby initially appoints the Trustee as Paying Agent and the Trustee hereby initially agrees so to act.

              If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

              Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

              The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

              (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

              (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

              (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

              The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

              Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, or cause to be mailed to such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Existence.

              Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005. Maintenance of Properties.

              The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors in good faith, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1006. Payment of Taxes and Other Claims.

              Except with respect to immaterial items, the Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007. Maintenance of Insurance.

              The Company shall, and shall cause its Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice. The Company shall, and shall cause its Subsidiaries to, use the proceeds from any such insurance policy to repair, replace or otherwise restore the property to which such proceeds relate.


SECTION 1008. Limitation on Consolidated Debt.

       The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, incur any Debt unless immediately after giving pro forma effect to the incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 2.0 to 1; provided that if the Debt which is the subject of the determination under this provision is Acquired Debt, the Consolidated Cash Flow Coverage Ratio of the Company shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the immediately preceding four-quarter period) to both the incurrence or assumption of such Acquired Debt by the Company and the inclusion in the Consolidated Cash Flow Available for Fixed Charges of the Person whose Debt would constitute Acquired Debt.

              Notwithstanding the foregoing paragraph, the Company may, and may permit any Restricted Subsidiary, to incur the following Debt:

              (i) Debt under the New Senior Bank Facility in an aggregate principal amount at any one time not to exceed $75.0 million, less any amounts by which any revolving credit facility commitments under the New Senior Bank Facility are permanently reduced pursuant to Section 1014 (so long as and to the extent that any required payments in connection therewith are actually made);

              (ii) Debt owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or Debt owed by a Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that (a) any such Debt owing by the Company to a Wholly Owned Restricted Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and (b) upon either (1) the transfer or other disposition by such Wholly Owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Restricted Subsidiary of the Company or (2) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company or another such Wholly Owned Restricted Subsidiary, the provisions of this Clause (ii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

              (iii) the original issuance by the Company of the Debt evidenced by the Notes (including any Exchange Notes);

              (iv) Debt (other than Debt described in another clause of this paragraph) outstanding on the date of original issuance of the Notes after giving effect to the application of the proceeds of the Notes;

              (v) Debt consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

              (vi) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, outstanding Debt Incurred pursuant to the preceding paragraph or clauses (iii) or
       (iv) of this paragraph (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that (A) Debt the proceeds of which are used to refinance the Notes or Debt which is pari passu with or subordinate in right of payment to the Notes shall only be permitted if (x) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes, the refinancing Debt is made pari passu to the Notes or subordinated to the Notes, and (y) in the case of any refinancing of Debt which is subordinated to the Notes, the refinancing Debt constitutes Subordinated Debt; (B) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the stated maturity of the Debt being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced), other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under Sections 1014 and 1016; and (C) in the case of any refinancing of Debt Incurred by the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary; provided, further, that Debt Incurred pursuant to this clause (vi) may not be Incurred more than 45 days prior to the application of the proceeds to repay the Debt to be refinanced;

              (vii) Acquired Debt, provided that such Debt if incurred by the Company would be in compliance with the first paragraph of this covenant; and

              (viii) Debt not otherwise permitted to be Incurred pursuant to Clauses (i) through (vii) above, which, together with any other outstanding Debt Incurred pursuant to this Clause (viii), has an aggregate principal amount not in excess of $5.0 million at any time outstanding.

SECTION 1009. Limitation on Senior Subordinated Debt.

              The Company shall not Incur any Debt which by its terms is both
(i) subordinated in right of payment to any Senior Debt and (ii) senior in right of payment to the Notes.


SECTION 1010. Limitation on Issuance of Guarantees of Subordinated Debt.

              The Company shall not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Debt of the Company that by its terms is pari passu or junior in right of payment to the Notes.


SECTION 1011. Limitation on Liens.

              The Company shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on or with respect to any property or assets of the Company or any such Restricted Subsidiary now owned or hereafter acquired except for (i) Liens incurred after the date of the Indenture securing Debt of the Company that ranks pari passu or junior in right of payment to the Notes, if the Notes are secured equally and ratably with such Debt, (ii) Liens outstanding on the date of the Indenture, (iii) Liens for taxes, assessments, governmental charges or claims not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with generally accepted accounting principles, (iv) landlords' carriers', warehousemen's, mechanics', material men's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amount which are not yet delinquent or are being contested in good faith by appropriate proceedings, (v) pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers' compensation, unemployment insurance and other social security legislation, (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary, (vii) any attachment or judgment Lien that does not constitute an Event of Default,
(viii) Liens securing Acquired Debt, provided, that such Liens attach solely to the acquired assets or the assets of the acquired entity and do not extend to or cover any other assets of the Company or any of its Restricted Subsidiaries,
(ix) Liens to secure Senior Debt, (x) Liens in favor of the Trustee for its own benefit and for the benefit of the Holders,
(xi) any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation, (xii) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition; (xiii) Liens in favor of prior holders of leases on property acquired by the Company or of sublessors under leases on the Company property; (xiv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xv) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of the Indenture; provided that (a) such Lien is created solely for the purpose of securing Debt incurred, in accordance with Section 1008, (1) to finance the cost (including the cost of improvement or construction) of the item property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Debt previously so secured, (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (xvi) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xviii) Liens on property of, or on shares of stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xix) Liens in favor of the Company or any Restricted Subsidiary;
(xx) Liens encumbering deposits securing Debt under Permitted Interest Rate, Currency or





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Commodity Price Agreements; (xxi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries; (xxii) Liens on or sales of receivables; (xxiii) the rights of film distributors under film licensing contracts entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of businesses on a basis customary in the movie exhibition industry; and (xxiv) any renewal of or substitution of any Liens permitted by any of the preceding clauses, provided that the Debt secured is not increased (other than by any premium and accrued interest, plus customary fees, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of Debt) nor the Liens extended to any additional assets (other than proceeds and accessions). This covenant does not authorize the incurrence of any Debt not otherwise permitted by Section 1008.

SECTION 1012. Limitation on Restricted Payments.

              The Company (i) shall not, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), (ii) shall not, and shall not permit any Restricted Subsidiary to, purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company, (iii) shall not make, or permit any Restricted Subsidiary to make, any Investment other than a

Permitted Investment, and (iv) shall not, and shall not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company which is subordinate in right of payment to the Notes (each of clauses (i) through (iv) being a "Restricted Payment") if: (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment, or (2) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal- quarter period, the Company could not Incur at least $1.00 of additional Debt pursuant to the terms of the Indenture described in the first paragraph of Section 1008 hereof, or
(3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of issuance of the Notes exceeds the sum of:
(a) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since the date of issuance of the Notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus (b) 100% of the aggregate net proceeds received by the Company after the date of original issuance of the Notes, including the fair market value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Restricted Subsidiary) of the Company after the date of original issuance of the Notes, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus (c) $5.0 million. Prior to the making of any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computations by which the determinations required by clauses
(2) and (3) above were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

              Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom, (i) the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provisions; (ii) the Company may refinance any Debt otherwise permitted by clause (vi) of the second paragraph under Section 1008 above or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company, provided that the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; (iii) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company; and (iv) the Company or a Restricted Subsidiary may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under Section 1014. Any payment made pursuant to clause (i) or (iii) of this paragraph shall be a Restricted Payment for





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purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph.


SECTION 1013. Limitations on Dividend and Other Payment
              Restrictions Affecting Subsidiaries.

              The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction (a) pursuant to any agreement in effect on the date of original issuance of the Notes; (b) pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary of the Company existing on the date of original issuance of the Notes or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; (c) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) above, provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee; (d) in the case of clause (iii) above, restrictions contained in any

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security agreement (including a capital lease) securing Debt of a Restricted
Subsidiary otherwise permitted under this Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; (e) in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business consistent with past practices in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract; (f) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or (g) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions.

SECTION 1014. Limitation on Asset Disposition.

              The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee; (ii) at least 75% of the consideration for such disposition consists of cash or readily marketable cash equivalents or Qualifying Theater Assets or the assumption of Debt (other than Debt that is subordinated to the Notes) relating to such assets and release from all liability on the Debt assumed; and (iii) all Net Available Proceeds, less any amounts invested within 360 days of such disposition in assets related to the business of the Company, are applied within 360 days of such disposition (1) first, to the permanent repayment or reduction of Senior Debt then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (2) following, (2) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase, (3) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary of the Company, to the extent permitted under the terms thereof and (4) fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.


SECTION 1015. Transactions with Affiliates
              and Related Persons.

              The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person. For any transaction that involves in excess of $100,000 but less than or equal to $1,000,000, the Chief Executive Officer of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustee. For any transaction that involves in excess of $1,000,000, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. For any transaction that involves in excess of $5,000,000, the Company shall also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company, which opinion shall be filed with the Trustee.

              Notwithstanding anything to the contrary contained in the Indenture, the foregoing provisions shall not apply to (i) transactions with any employee, officer or director of the Company or any of its Restricted Subsidiaries pursuant to employee benefit plans or compensation arrangements or agreements entered into in the ordinary course of business, (ii) transactions with any Affiliate or Related Person in which such Affiliate or Related Person acquires or purchases the capital stock of the Company or any Restricted Subsidiary at fair market value or (iii) transactions with any Affiliate or Related Person in which such Affiliate or Related Person receives a customary finder's fee or other advisory fee for services rendered to the Company or any Restricted Subsidiary.

SECTION 1016. Change of Control.

              Within 30 days of the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control" will be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto), directly or indirectly, at least 50% of the aggregate voting power of all classes of Voting Stock of the Company (for the purposes of this clause (a) a person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation"), if such person beneficially owns (as defined above) at least 50% of the aggregate voting power of all classes of Voting Stock of such parent corporation); or (b) any Person or Group (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company.

              In the event that the Company makes an Offer to Purchase the Notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act.

SECTION 1017. Provision of Financial Information.

              Prior to the time the Company becomes subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall provide to all Holders and file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be mailed to Holders and filed with the Trustee on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. After the Company commences filing such reports, and so long as any of the Notes are outstanding, the Company, or if the Company is not required to file,

Holdings shall file with the Commission the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto.

SECTION 1018. Unrestricted Subsidiaries.

              The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or any Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Company could Incur at least $1.00 of additional Debt pursuant to the first paragraph under

Section 1008 hereof and provided, further, that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to Section 1012 hereof and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder.


SECTION 1019. Statement by Officers as to Default;
              Compliance Certificates.

              (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal quarter of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company or any Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of
Section 801 or Sections 1004 to 1018, inclusive, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

              (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.

SECTION 1020. Waiver of Certain Covenants.

              The Company or any Guarantor may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1004 to 1018, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and each of the Guarantors and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Notes pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.


                                 ARTICLE ELEVEN

                              Redemption of Notes

SECTION 1101. Right of Redemption.

              The Notes may be redeemed at the option of the Company, in whole or in part, at any time on or after August 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at the Redemption Prices specified in the form of Note hereinbefore set forth together with accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

              In addition, if on or before August 1, 2000 the Company receives net proceeds from the sale of its Common Stock or the Common Stock of Holdings in one or more Public Equity Offerings, the Company may, at its option, use an amount equal to all or a portion of any such net proceeds to redeem Notes in an aggregate principal amount of up to 30% of the original aggregate principal amount of the Notes, provided, however, that Notes having a principal amount equal to at least 70% of the original aggregate principal amount of the Notes remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price of 110.625% of the principal amount of the Notes plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

              If less than all the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of $1,000.

              The Note will not have the benefit of any sinking fund.


SECTION 1102. Applicability of Article.

              Redemption of Notes at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.


SECTION 1103. Election to Redeem; Notice to Trustee.

              The election of the Company to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 1104. Selection by Trustee of Notes to Be
              Redeemed.

              If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

              The Trustee shall promptly notify the Company and each Note Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

              For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.


SECTION 1105. Notice of Redemption.

              Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Note Register.

              All notices of redemption shall state:

              (1)  the Redemption Date,

              (2)  the Redemption Price,

              (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed,

              (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed and that interest thereon will cease to accrue on and after said date, and

              (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.


              Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.


SECTION 1106. Deposit of Redemption Price.

              Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.


SECTION 1107. Notes Payable on Redemption Date.

              Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price plus accrued interest) such Notes shall cease to bear interest.

Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308.

              If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.

SECTION 1108. Notes Redeemed in Part.

              Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, having the same form, terms and Stated Maturity, in any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                 ARTICLE TWELVE

                         Senior Subordinated Guarantee

SECTION 1201. Senior Subordinated Guarantee.

              Each of the Guarantors hereby jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the

Trustee on behalf of such Holder, the due and punctual payment of the principal of (and premium, if any) and interest on such Note when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Note and of this Indenture. In case of the failure of the Company punctually to make any such payment, each of the Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.

              Each of the Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of any Note or this Indenture, the absence of any action to enforce the same, any creation, exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee, of all or any of the Notes, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") of the application of
Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Notes, any waiver or consent by the Holder of any Note or by the Trustee with respect to any provisions thereof or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or





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any other Person or any collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants, that this Senior Subordinated Guarantee will not be discharged in respect of any Note except by complete performance of the obligations contained in such Note and in this Senior Subordinated Guarantee. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on any Note, whether at its Stated Maturity or by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce its Senior Subordinated Guarantee without first proceeding against the Company. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes or to enforce or exercise any other right or remedy with respect to the Notes, or the Trustee or the Holders are prevented from taking any action to realize on any collateral, such Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

              No provision of any Senior Subordinated Guarantee or Note or of the Indenture shall alter or impair the Senior Subordinated Guarantee of any Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal (and premium, if any) and interest on the Note upon which such Senior Subordinated Guarantee is endorsed.

              Each Guarantor shall be subrogated to all rights of the Holders of the Notes upon which its Senior Subordinated Guarantee is endorsed against the Company in respect of any amounts paid by such Guarantor on account of such Note pursuant to the provisions of its Senior





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Subordinated Guarantee or this Indenture; provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest on all Notes issued hereunder shall have been paid in full.

              Each Senior Subordinated Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the assets of the Company and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

              No stockholder, officer, director, employer or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under any Senior Subordinated Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

              Notwithstanding any provision in this Article to the contrary, each Guarantor, and by its acceptance hereof each Holder of the Notes, hereby confirms that it is the intention of all such parties that the Senior Subordinated Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders of the Notes and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Senior

Subordinated Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Guarantor Senior Debt) of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Senior Subordinated Guarantee or pursuant to the next succeeding paragraph hereof, result in the obligations of such Guarantor under its Senior Subordinated Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This paragraph is for the benefit of the creditors of each Guarantor.

              To the extent that any Guarantor shall be required to pay any amounts on account of the Notes pursuant to its Senior Subordinated Guarantee in excess of the greater of (i) the amount of the economic benefit actually received by such Guarantor from the issuance of the Notes and (ii) an amount calculated as the product of (A) the aggregate amount payable by the Guarantors on account of the Notes pursuant to their Senior Subordinated Guarantees times
(B) the proportion (expressed as a fraction) that such Guarantor's net worth at the date of enforcement of its Senior Subordinated Guarantee is sought bears to the aggregate net worth of all Guarantors at such date, then such Guarantor shall be reimbursed by the other Guarantors for the amount of such excess, pro rata, based upon the respective net worth of such other Guarantors at the date enforcement of its Senior Subordinated Guarantees is sought. This paragraph is intended only to define the relative rights of the Guarantors as among themselves, and nothing set forth in this paragraph is intended to or shall impair the joint and several obligations of the Guarantors under their respective Senior Subordinated Guarantees.

              The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise or such right does not impair the rights of the Holders under any Senior Subordinated Guarantee.

              SECTION 1202. Execution and Delivery of Senior
                            Subordinated Guarantees.

              The Senior Subordinated Guarantees to be endorsed on the Notes shall include the terms of the Senior Subordinated Guarantee set forth in
Section 1201 and any other terms that may be set forth in the form established pursuant to Section 205. Each of the Guarantors hereby agrees to execute its Senior Subordinated Guarantee, in a form established pursuant to Section 205, to be endorsed on each Note authenticated and delivered by the Trustee.

              The Senior Subordinated Guarantee shall be executed on behalf of each respective Guarantor by any one of such Guarantor's Chairman of the Board, Vice Chairman of the Board, President or Vice Presidents, attested by its Secretary or Assistant Secretary. The signature of any or all of these officers on the Senior Subordinated Guarantee may be manual or facsimile and may be pursuant to a duly executed power of attorney.

              A Senior Subordinated Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Note on which such Senior Subordinated Guarantee is endorsed or did not hold such offices at the date of such Senior Subordinated Guarantee.

              The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Senior Subordinated Guarantee endorsed thereon on behalf of the Guarantors. Each of the Guarantors hereby jointly and severally agrees that its Senior Subordinated Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse a Senior Subordinated Guarantee on any Note.

SECTION 1203. Guarantors May Consolidate, Etc.,
              on Certain Terms.

              (a) Except as may be provided in Section 1204 and in Articles Eight and Ten, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the

Company or a Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or a Guarantor.

              (b) Except as set forth in Article 8 hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or a Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Guarantor (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that, subject to Sections 1203(a) and 1204 hereof, (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, such transaction shall not violate any of the covenants in Article 10 hereof, and each Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, such Guarantor's Guarantee set forth in this Article 12 and in an endorsement on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such corporation formed by such consolidation, or into which the Guarantor shall have merged, or by the corporation that shall have acquired such property (except to the extent the following Section 1204 would result in the release of such Guarantee in which case such surviving corporation does not have to execute any such supplemental indenture). In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this

Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

SECTION 1204. Release of Guarantors.

              (a) Concurrently with any consolidation or merger of a Guarantor or any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, in each case as permitted by Section 1203, and upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section 1203, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Twelve. Any Guarantor not released from its obligations under its Senior Subordinated Guarantees endorsed on the Notes and under this Article Twelve shall remain liable for the full amount of principal of (and premium, if any) and interest on the Notes and for the other obligations of a Guarantor under its Senior Subordinated Guarantees endorsed on the Notes and under this Article Twelve.

              (b) Concurrently with the defeasance of the Notes under Section 1302 or the covenant defeasance of the Notes under Section 1303, the Guarantors shall be released from all of their obligations under their Senior Subordinated Guarantees endorsed on the Notes and under this Article Twelve.

              (c) Upon the consummation of any transaction (whether involving a sale or other disposition of securities, a merger, a designation as an Unrestricted Subsidiary or otherwise) whereby any Guarantor ceases to be a Restricted Subsidiary and which transaction is otherwise in compliance with the provisions of this Indenture, such Guarantor shall automatically be released from all obligations under its Guarantees endorsed on the Notes and under this Article Twelve.

SECTION 1205. Additional Guarantors.

              The Company shall cause each Person that becomes a Restricted Subsidiary after the date of this Indenture, upon becoming a Restricted Subsidiary, to become a Guarantor with respect to the Notes. Any such Person shall become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).


                                ARTICLE THIRTEEN

            Subordination of Notes and Senior Subordinated Guarantees

SECTION 1301.  Notes Subordinate to Senior Debt.

              The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article Four and Article Fourteen), (i) the payment of the principal of (and premium, if any) and interest on each and all of the Notes are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt of the Company, and (ii) the payment of each Guarantor's obligations in respect of its Senior Subordinated Guarantee is hereby expressly made subordinate and subject in right of payment to the prior payment in full of all the obligations of such Guarantor under all Guarantor Senior Debt of such Guarantor.

SECTION 1302. Payment Over of Proceeds Upon Dissolution, Etc.

              In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Debt shall be entitled to receive or retain payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of principal of (or premium, if any) or interest on or other obligations in respect of the Notes or on account of any purchase or other acquisition of Notes by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Company Notes Payment"), and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any Company Notes Payment which may be payable or deliverable in respect of the Notes in any such Proceeding.

              In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any

Guarantor, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Guarantor Proceeding"; the Company Proceeding and the Guarantor Proceeding each may be referred to as a "Proceeding") the holders of all Guarantor Senior Debt of such Guarantor shall first be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Guarantor Senior Debt, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Guarantor Senior Debt, before the Holders of the Notes are entitled to receive or retain any payment or distribution of any kind or character from such Guarantor, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Debt of such Guarantor subordinated to the payment of its Senior Subordinated Guarantee by such Guarantor) on account of its Senior Subordinated Guarantee (all such payments and distributions herein referred to, individually and collectively, as a "Guarantor Notes Payment"; any of the Company Notes Payment and the Guarantor Notes Payment each may be referred to as a "Notes Payment"), and to that end the holders of Guarantor Senior Debt of such Guarantor shall be entitled to receive, for application to the payment thereof, any Guarantor Notes Payment which may be payable or deliverable in respect of the Senior Subordinated Guarantee by such Guarantor in any such Guarantor Proceeding.

              In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Note shall have received any Notes Payment before all Senior Debt of the Company or Guarantor Senior Debt of the Guarantor, as applicable, is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of such Debt, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for the application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

              For purposes of this Article only, the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company or any Guarantor provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt or Guarantor Senior Debt to substantially the same extent as the Notes or Senior Subordinated Guarantors are so subordinated as provided in this Article. The consolidation of the Company or any Guarantor with, or the merger of the Company or any Guarantor into, another Person or the liquidation or dissolution of the Company or any Guarantor following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company or any Guarantor is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.


SECTION 1303. No Payment When Senior Debt in Default.

              In the event that any Company Senior Payment Default (as defined below) shall have occurred and be continuing, then no Company Notes Payment shall be made unless and until such Company Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. "Company Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on Designated Senior Debt when due, whether at the Stated Maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

              In the event that any Guarantor Senior Payment Default (as defined below) shall have occurred and be continuing, then no Guarantor Notes Payment shall be made unless and until such Guarantor Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Guarantor Senior Debt shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. "Guarantor Senior Payment Default" means any default in the payment of principal of (or premium, if any) or interest on Guarantor Designated Senior Debt when due, whether at the Stated Maturity of any such payment or by declamation of acceleration, call for redemption or otherwise. Any Company Senior Payment Default or Guarantor Senior Payment Default may be referred to herein as a "Senior Payment Default".

              Upon the occurrence of a Senior Nonmonetary Default and receipt of written notice by the Company and the Trustee of the occurrence of such Senior Nonmonetary Default from any holder of Designated Senior Debt (or a trustee or other agent on behalf of the holders thereof), which is the subject of such Senior Nonmonetary Default, no payments on account of principal of, premium, if any, or interest on, or in respect of the purchase or other acquisition of, the Notes, and no defeasance of the Notes, may be made for a period (the "Company Payment Blockage Period") commencing on the date of the receipt of such notice and ending the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Senior Debt the subject of such Senior Nonmonetary Default shall have been discharged and (ii) the 179th day after the date of the receipt of such notice. In any event, no more than one Company Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Company Payment Blockage Period is in effect. In addition, no Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Company Payment Blockage Period may be made the basis of the commencement of a subsequent Company Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of an event of default with respect to Designated Senior Debt, other than a Senior Payment Default, permitting the holders of the Designated Senior Debt (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

              Upon the occurrence of a Guarantor Senior Nonmonetary Default and receipt of written notice by the Company and the Trustee of the occurrence of such Guarantor Senior Nonmonetary Default from any holder of Guarantor Senior Debt (or a trustee or other agent on behalf of the holders thereof), agent, which is the subject of such Guarantor Senior Nonmonetary Default, no payments on account of principal of, premium, if any, or interest on, or in respect of the purchase or other acquisition of, the Notes, and no defeasance of the Notes, may be made for a period (the "Guarantor Payment Blockage Period") commencing on the date of the receipt of such notice and ending the earlier of
(i) the date on which such Guarantor Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Guarantor Senior Debt the subject of such Senior Nonmonetary Default shall have been discharged and (ii) the 179th day after the date of the receipt of such notice. In any event, no more than one Guarantor Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Guarantor Payment Blockage Period is in effect. In addition, no Guarantor Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Guarantor Payment Blockage Period may be made the basis of the commencement of a subsequent Guarantor Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Guarantor Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Guarantor Senior Nonmonetary Default" means the occurrence or existence and continuance of an event of default with respect to Guarantor Senior Debt, other than a Guarantor Senior Payment Default, permitting the holders of the Guarantor Senior Debt (or a trustee or other agent on behalf of the holders thereof) then to declare such Guarantor Senior Debt due and payable prior to the date on which it would otherwise become due and payable. Any of the Company Senior Nonmonetary Defaults and the Guarantor Senior Nonmonetary Defaults may be referred to herein as a "Senior Nonmonetary Default".

              The failure to make any payment on the Notes by reason of the provisions of the Indenture described under this Article Thirteen will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any period of payment blockage the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

              In the event that, notwithstanding the foregoing, the Company or any Guarantor shall make any Company Notes Payment or Guarantor Notes Payment to the Trustee or any Holder prohibited by the foregoing of this Section, and if such fact shall, at or prior to the time of such Notes Payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such Notes Payment shall be paid over and delivered forthwith to the holders of the Senior Debt of the Company or of the Guarantor Senior Debt of the Guarantor, as the case may be.

              By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Debt or of the Notes may recover less, ratably, than holders of Senior Debt and more, ratably, than Holders of the Notes.

              The subordination provisions described above will not be applicable to payments in respect of the Notes from a defeasance trust established in connection with any defeasance or covenant defeasance of the Notes as described under Article Fourteen.

              The provisions of this Section shall not apply to any Notes Payment with respect to which Section 1302 would be applicable.

SECTION 1304. Payment Permitted If No Default.

              Nothing contained in this Article or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1302 or under the conditions described in Section 1303, from making Notes Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Notes Payments or the retention of such Notes Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Notes Payment would have been prohibited by the provisions of this Article.


SECTION 1305. Subrogation to Rights of Holders of Senior Debt.

              Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt of the Company or Guarantor Senior Debt of a Guarantor, as the case may be, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of such Debt to receive payments and distributions of cash, property and securities applicable to such Debt until the principal of (and premium, if any) and interest on the Notes or the obligation under such Guarantor's Senior Subordinated Guarantee, as the case may be, shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of the Company or

Guarantor Senior Debt of a Guarantor, as the case may be, of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt or Guarantor Senior Debt by Holders of the Notes or the Trustee, shall, as among the Company or such Guarantor, as the case may be, its creditors other than holders of Senior Debt or Guarantor Senior Debt, as the case may be, and the Holders of the Notes, be deemed to be a payment or distribution by the Company or such Guarantor, as the case may be, to or on account of the Senior Debt of the Company or Guarantor Senior Debt of such Guarantor, as the case may be.


SECTION 1306. Provisions Solely to Define Relative Rights.

              The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt and Guarantor Senior Debt on the other hand.
Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company or any Guarantor, as applicable, its creditors other than holders of Senior Debt or Guarantor Senior Debt and the Holders of the Notes as the Guarantees endorsed thereon, the obligation of the Company or any Guarantor, as applicable, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Debt, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Notes with the Guarantees endorsed thereon the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company or any Guarantor, as applicable, of the Holders of the Notes with the Guarantees endorsed thereon and creditors of the Company or any Guarantor, as applicable, other than the holders of Senior Debt, and Guarantor Senior Debt; or (c) prevent the Trustee or the Holder of any Note as the Guarantees endorsed thereon from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt and Guarantor Senior Debt and Guarantor Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.


SECTION 1307. Trustee to Effectuate Subordination.

              Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.


SECTION 1308. No Waiver of Subordination Provisions.

              No right of any present or future holder of any Senior Debt or Guarantor Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

              Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt or Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt and Guarantor Senior Debt, do any one or more of the following:
(i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or Guarantor Senior Debt, or otherwise amend or supplement in any manner Senior Debt or Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt or Guarantor Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt or Guarantor Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt or Guarantor Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company, the Guarantors and any other Person.


SECTION 1309. Notice to Trustee.

              The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes or any of the Senior Subordinated Guarantees. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes or any of the Senior Subordinated Guarantees, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or Guarantor Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist.

              Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt or Guarantor Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt or Guarantor Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt or Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such

Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt or Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


SECTION 1310. Reliance on Judicial Order or Certificate of Liquidating Agent.

              Upon any payment or distribution of assets or securities of the Company or any Guarantor referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt or Guarantor Senior Debt and other indebtedness of the Company or any Guarantor, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.


SECTION 1311. Trustee Not Fiduciary for Holders of Senior Debt.

              The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt or Guarantor Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or any Guarantor or to any other Person cash, property or securities to which any holders of

Senior Debt or Guarantor Senior Debt shall be entitled by virtue of this Article or otherwise.


SECTION 1312. Rights of Trustee as Holder of Senior Debt; Preservation of
              Trustee's Rights.

              The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt or Guarantor Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt or Guarantor Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

              Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.


SECTION 1313. Article Applicable to Paying Agents.

              In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1312 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


SECTION 1314. Defeasance of this Article Thirteen.

              The subordination of the Notes and the Senior Subordinated Guarantees provided by this Article Thirteen is expressly made subject to the provisions for defeasance or covenant defeasance in Article Fourteen hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Notes then outstanding and the Senior Subordinated Guarantees related thereto shall thereupon cease to be subordinated pursuant to this Article Thirteen.

                                ARTICLE FOURTEEN

                       Defeasance and Covenant Defeasance

SECTION 1401.  Company's Option to Effect Defeasance or Covenant Defeasance.

              The Company may at its option by Board Resolution, at any time, in accordance with the Exchange and Registration Rights Agreement, elect to have either Section 1402 or Section 1403 applied to the Outstanding Notes upon compliance with the conditions set forth below in this Article Fourteen.


SECTION 1402. Defeasance and Discharge.

              Upon the Company's exercise of the option provided in Section 1401 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes, and the provisions of Article Twelve and Thirteen hereof shall cease to be effective, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and (ii) the Guarantors shall be released from all of their obligations under their Senior Subordinated Guarantees and under Article Twelve of this Indenture except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Notes to receive, solely from the trust fund described in Section 1404 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Fourteen. Subject to compliance with this Article Fourteen, the Company may exercise its option under this Section 1402 notwithstanding the prior exercise of its option under Section 1403.


SECTION 1403. Covenant Defeasance.

              Upon the Company's exercise of the option provided in Section 1401 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1005 through 1018, inclusive, and Clauses (3), (4) and (5) of Section 801, (ii) the occurrence of an event specified in Sections 501(3), 501(4) (with respect to Clauses (1), (3), (4) or (5) of Section 801),
501(5) (with respect to any of Sections 1005 through 1018, inclusive), 501(6) and 501(7) shall not be deemed to be an Event of Default and (iii) the provisions of Article Thirteen hereof shall cease to be effective on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.


SECTION 1404. Conditions to Defeasance or Covenant Defeasance.

              The following shall be the conditions to application of either
Section 1402 or Section 1403 to the then Outstanding Notes:

              (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Fourteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (, premium, if any,) and each instalment of interest on the Notes on the Stated Maturity of such principal or instalment of interest in accordance with the terms of this Indenture and of such Notes. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

              (2) In the case of an election under Section 1402, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
       (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the

       Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

              (3) In the case of an election under Section 1403, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

              (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Notes, if then listed on any securities exchange, will not be delisted as a result of such deposit.

              (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

              (6) At the time of such deposit: (A) no default in the payment of all or a portion of principal of (or premium, if any) or interest on or other obligations in respect of any Senior Debt shall have occurred and be continuing, and no event of default with respect to any Senior Debt shall have occurred and be continuing and shall have resulted in such Senior Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (B) no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting (after notice or the lapse of time, or both) the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise have become due and payable, or, in the case of either Clause (A) or Clause (B) above, each such default or event of default shall have been cured or waived or shall have ceased to exist.

              (7) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing.

              (8) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

              (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of

       Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1402 or the covenant defeasance under Section 1403 (as the case may be) have been complied with.

              (10) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.


SECTION 1405. Deposited Money and U.S. Government Obligations to be Held in
              Trust; Other Miscellaneous Provisions.

              Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1405, the "Trustee") pursuant to Section 1304 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust shall not be subject to the provisions of Article Twelve.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1404 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

              Anything in this Article Fourteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1404 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.


SECTION 1406. Reinstatement.

              If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1402 or 1403 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fourteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1402 or 1403; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Note to receive such payment from the money held by the Trustee or the Paying Agent.

                              --------------------

              This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                           HOLLYWOOD THEATERS, INC.


                                           By/s/ Thomas W. Stephenson, Jr.
                                             -----------------------------
                                                  Thomas W. Stephenson, Jr.
                                                  President

Attest:


 /s/ James R. Featherstone
--------------------------
James R. Featherstone
Secretary
                                           HOLLYWOOD THEATER HOLDINGS, INC.


                                           By/s/ Thomas W. Stephenson, Jr.
                                             -----------------------------
                                                  Thomas W. Stephenson, Jr.
                                                  President

Attest:


 /s/ James R. Featherstone
--------------------------
James R. Featherstone
Secretary

                                           Crown Theatre Corporation


                                           By/s/ Thomas W. Stephenson, Jr.
                                             -----------------------------
                                                  Thomas W. Stephenson, Jr.
                                                  President

Attest:


 /s/ James R. Featherstone
--------------------------
James R. Featherstone
Secretary

                                           U.S. TRUST COMPANY OF TEXAS, N.A.


                                           By/s/ Bill Barber
                                             -----------------------------
                                                  Name: Bill Barber
                                                  Title: Vice President
Attest:


 /s/ John Stohlman
------------------------

STATE OF TEXAS     )   ss.:
COUNTY OF DALLAS   )


              On the 7th day of August, 1997, before me personally came Thomas
W. Stephenson, Jr., to me known, who, being by me duly sworn, did depose and say that he is President of Hollywood Theaters, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                            /s/ Melissa Benfield
                                           --------------------------
                                           Notary Public



STATE OF TEXAS     )   ss.:
COUNTY OF DALLAS   )


              On the 7th day of August, 1997, before me personally came Thomas
W. Stephenson, Jr., to me known, who, being by me duly sworn, did depose and say that he is President of Hollywood Theater Holdings, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                            /s/ Melissa Benfield
                                           --------------------------
                                           Notary Public

STATE OF TEXAS     )   ss.:
COUNTY OF DALLAS   )


              On the 7th day of August, 1997, before me personally came Thomas
W. Stephenson, Jr., to me known, who, being by me duly sworn, did depose and say that he is President of Crown Theatre Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                            /s/ Melissa Benfield
                                           --------------------------
                                           Notary Public



STATE OF TEXAS)   ss.:
COUNTY OF DALLAS)


              On the 7th day of August, 1997, before me personally came Bill Barber, to me known, who, being by me duly sworn, did depose and say that he is Vice President of U.S. Trust Company of Texas, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                            /s/ Kevin D. Nichols
                                           --------------------------

                                                              ANNEX A -- Form of
                                                        Regulation S Certificate


                            REGULATION S CERTIFICATE

         (For transfers pursuant to Section  306(b)(i) of the Indenture)


U.S. Trust Company of Texas, N.A.
2001 Ross Avenue
Suite 2700
Dallas, Texas  75201


              Re: 10 5/8% Senior Subordinated Notes due August 1, 2007 of Hollywood Theaters, Inc. (the "Securities")

              Reference is made to the Indenture, dated as of August 1, 1997 (the "Indenture"), from Hollywood Theaters, Inc. (the "Company"), the Guarantors named therein, U.S. Trust Company of Texas, N.A., as Trustee. Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

              This certificate relates to U.S. $____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

              CUSIP No(s).
                          -------------------------

              CERTIFICATE No(s).
                                -------------------

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the

Owner. If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

              The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Regulation S Note. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144 under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:

              (1) Rule 904 Transfers. If the transfer is being effected in accordance with Rule 904:

                     (A) the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

                     (B) the offer of the Specified Securities was not made to a person in the United States;

                     (C)    either:

                            (i) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

                            (ii) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

                     (D) no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

                     (E) if the Owner is a dealer in securities or has received a selling concession, fee or other renumeration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

                     (F) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

              (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                     (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                     (B) the transfer is occurring after a holding period of at least three years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

              This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and the Initial Purchasers.



Dated:
                                   --------------------------------------------
                                   (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)




                                   By:
                                      -----------------------------------------
                                       Name:
                                       Title:

                                   (If the Undersigned is a corporation,
                                   partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                   ANNEX B -- Form of Restricted
                                                   Securities Certificate




                       RESTRICTED SECURITIES CERTIFICATE

        (For transfers pursuant to Section  306(b)(ii) of the Indenture)



U.S. Trust Company of Texas, N.A.,
2001 Ross Avenue
Suite 2700
Dallas, Texas  75201




              Re: 10 5/8% Senior Notes due August 1, 2007 of Hollywood Theaters, Inc.(the "Securities")

              Reference is made to the Indenture, dated as of August 1, 1997 (the "Indenture"), from Hollywood Theaters, Inc. (the "Company"), the Guarantors named therein and U.S. Trust Company of Texas, N.A., as Trustee. Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

              This certificate relates to U.S. $_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

              CUSIP No(s).
                          ----------------------------

              ISIN No(s), If any.
                                 ---------------------

              CERTIFICATE No(s).
                                ----------------------

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Note, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

              The Owner has requested that the Specified Securities be transferred to a person (the "Transferee") who will take delivery in the form of a Restricted Security. In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, (i) the Owner is not a U.S. Person (as defined in the Indenture) and (ii) such transfer is being effected in accordance with Rule 144A or Rule 144 under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as:

              (1) Rule 144A Transfers. If the transfer is being effected in accordance with Rule 144A:

                     (A) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

                     (B) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

              (2) Rule 144 Transfers. If the transfer is being effected pursuant to Rule 144:

                     (A) the transfer is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and is being effected in accordance with the applicable amount, manner of sale and notice requirements of Rule 144; or

                     (B) the transfer is occurring after a holding period of at least three years has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.

              This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and the Initial Purchasers.



Dated:
                            --------------------------------------------------
                            (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)




                            By:
                               -----------------------------------------------
                               Name:
                               Title:

                            (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                                 ANNEX C -- Form of Unrestricted
                                                 Securities Certificate




                      UNRESTRICTED SECURITIES CERTIFICATE

      (For removal of Securities Act Legends pursuant to Section  306(c))



U.S. Trust Company of Texas, N.A.
2001 Ross Avenue
Suite 2700
Dallas, Texas  75201



              Re: 10 5/8% Senior Subordinated Notes due August 1, 2007 of Hollywood Theaters, Inc. (the "Securities")

              Reference is made to the Indenture, dated as of August 1, 1997 (the "Indenture"), from Hollywood Theaters, Inc. (the "Company"), the Guarantors named therein and U.S. Trust Company of Texas, N.A., as Trustee. Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the "Securities Act") are used herein as so defined.

              This certificate relates to U.S. $_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the "Specified Securities"):

              CUSIP No(s).
                          ----------------------------

              CERTIFICATE No(s).
                                ----------------------

The person in whose name this certificate is executed below (the "Undersigned") hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the "Owner". If the Specified Securities are represented by a Global Note, they are held through the Depositary or an Agent

Member in the name of the Undersigned, as or on behalf of the Owner. If the Specified Securities are not represented by a Global Note, they are registered in the name of the Undersigned, as or on behalf of the Owner.

              The Owner has requested that the Specified Securities be exchanged for Securities bearing no Securities Act Legend pursuant to Section 306(c) of the Indenture. In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a holding period of at least two years (computed in accordance with paragraph (d) of Rule 144) has elapsed since the Specified Securities were last acquired from the Company or from an affiliate of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company. The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

              This certificate and the statements contained herein are made for your benefit and the benefit of the Company, the Guarantors and the Initial Purchasers.



Dated:
                            --------------------------------------------------
                            (Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)





                            By:
                               -----------------------------------------------
                               Name:
                               Title:

                            (If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

                                            ANNEX D -- Form of Certification to
                                            Be Given by Holders of Beneficial
                                            Interest in a Regulation S Temporary
                                            Global Note




                         OWNER SECURITIES CERTIFICATION

                            HOLLYWOOD THEATRES, INC.

            10 5/8% Senior Subordinated Notes due August 1, 2007

              This is to certify that, as of the date hereof, $________ of the above-captioned Notes are beneficially owned by non-U.S. person(s). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

              We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

              We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.


Dated:               ,
        -------------  -------


By:
   ----------------------------------------------
   As, or as agent for, the beneficial owner(s)
   of the Notes to which this certificate
   relates.

                                            ANNEX E -- Form of Certification to
                                            Be Given by the Euroclear Operator
                                            or Cedel S.A.





                      DEPOSITARY SECURITIES CERTIFICATION

                            HOLLYWOOD THEATRES, INC.

            10 5/8% Senior Subordinated Notes due August 1, 2007


              This is to certify that, with respect to U.S.$___________ principal amount of the above-captioned Notes, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from member organizations appearing in our records as persons being entitled to a portion of the principal amount of Notes set forth above (our "Member Organizations"), certifications with respect to such portion, substantially to the effect set forth in the Indenture.(1)

              We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Regulation S Temporary Global Note (as defined in the Indenture) excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.





--------------------

(1) Unless Morgan Guaranty Trust Company of New York, London Branch is other wise informed by the Agent, the long form certificate set out in the Operating Procedures will be deemed to meet the requirements of this sentence.

              We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.


Dated:               ,
        -------------  -------

Yours faithfully,
[MORGAN GUARANTY TRUST COMPANY OF NEW YORK, Brussels office, as operator of the Euroclear System]

  or

[CEDEL S.A.]


By
  ----------------------------------




                                     E-2